As filed with the U.S. Securities and Exchange Commission on January 27, 2025

Registration No. 333-283265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

180 Life Sciences Corp.

(Exact name of registrant as specified in its charter)

Delaware	2834	90-1890354
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
(650) 507-0669

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Blair Jordan
Interim Chief Executive Officer
180 Life Sciences Corp.
3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
(650) 507-0669

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2025

PRELIMINARY PROSPECTUS

3,100,148 Shares of Common Stock

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 3,100,148 shares of our common stock, par value $0.0001 per share, of 180 Life Sciences Corp., a Delaware corporation (the “Company,” “we,” “our” or “us”), by the selling stockholders identified in this prospectus (the “Selling Stockholders”). The shares of common stock being registered for resale hereunder consist of: (a) 1,900,138 shares of common stock issuable upon the exercise of the October 2024 Warrants (as defined herein), acquired by one of the Selling Stockholders, pursuant to an Inducement Agreement (as defined herein) entered into between us and such Selling Stockholder; and (b)  1,200,000 shares of common stock issuable upon the exercise of the December 2024 Warrants (as defined herein), acquired by the Selling Stockholders, pursuant to a Securities Purchase Agreement entered into between us and the Selling Stockholders (collectively (a) and (b), the “Warrants,” and all of the shares of common stock issuable upon exercise of the Warrants, the “Shares”).

Each of the October 2024 Warrants are exercisable at an exercise price of $1.50 and each of the December 2024 Warrants are exercisable at an exercise price of $2.28. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. However, if all of the Warrants that are covered by this prospectus are exercised for cash, we may receive proceeds of up to approximately $5,586,222. We intend to use those proceeds, if any, for operationalizing and developing our recently acquired Gaming Technology Platform (as defined herein), and general corporate and legal expenses. We will bear all other costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of Shares.

The Selling Stockholders may offer such Shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 64 of this prospectus, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell the Shares. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus. Any Shares subject to resale hereunder will have been issued by us and acquired by the Selling Stockholders prior to any resale of such Shares pursuant to this prospectus. Because all of the Shares offered under this prospectus are being offered by the Selling Stockholders, we cannot currently determine the price or prices at which the Shares may be sold under this prospectus.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATNF”. On January 24, 2025, the last reported sale price for our common stock as reported on Nasdaq was $1.60 per share.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 17 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2025.

i

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources; however, we have not commissioned any of the market or survey data that is presented in this prospectus. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable, provided that we have not commissioned any such information. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to 180 Life Sciences Corp., is also based on our good faith estimates.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “180 Life”, “180LS” and “180 Life Sciences Corp.” refer specifically to 180 Life Sciences Corp. and its consolidated subsidiaries. References to “KBL” refer to the Company prior to the November 6, 2020 Business Combination.

In addition, unless the context otherwise requires and for the purposes of this prospectus only:

●	“CAD” refers to Canadian dollars;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“£” or “GBP” refers to British pounds sterling;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Effective on December 19, 2022 at 12:01 a.m. Eastern Time, we affected a 1-for-20 reverse stock split of our then outstanding common stock, with any fractional shares rounded up to the nearest whole share. Effective on February 28, 2024 at 12:01 a.m. Eastern Time, we affected a 1-for 19 reverse stock split of our then outstanding common stock with any fractional shares rounded up to the nearest whole share.

In connection with the reverse splits, all outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of common stock were adjusted, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans were also appropriately adjusted. Following the reverse splits, the par value of the common stock remained unchanged at $0.0001 par value per share. The reverse splits did not change the authorized number of shares of common stock or preferred stock.

The effects of the reverse stock splits have been retroactively reflected throughout this prospectus.

ii

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Under this registration statement, the Selling Stockholders may, from time to time, sell the shares of common stock offered by them as described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the Shares offered by them as described in this prospectus. We will not receive any proceeds from the sale of Shares pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash, if any.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Incorporation by Incorporation” and “Where You Can Find More Information.”

iii

Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus and/or incorporated by reference herein, and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the information incorporated by reference herein.

Our Company

We were formed as a clinical stage biotechnology company, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation and fibrosis by employing innovative research, and, where appropriate, combination therapy. In September 2024, we completed the acquisition of certain source code and intellectual property relating to an online blockchain casino, and moving forward, we plan to focus the majority of our operations on the creation of the online blockchain casino, while looking to monetize certain prior development stage therapeutic product candidates for unmet medical needs.

Planned iGaming Casino Operations

On September 29, 2024, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Elray Resources, Inc. (“Elray”). Pursuant to the Purchase Agreement, Elray agreed to sell us certain source code and intellectual property relating to an online blockchain casino (the “Purchased Assets”) in consideration for 1,000,000 shares of newly designated Series B Convertible Preferred Stock (the “Preferred Stock”, and the shares of common stock issuable upon conversion thereof, the “Conversion Shares”) and warrants to purchase 3,000,000 shares of common stock of the Company (the “Purchase Warrants” and the shares of common stock issuable upon exercise thereof, the “Purchase Warrant Shares”). The acquisition of the Purchased Assets was completed on September 30, 2024.

The Purchase Agreement includes (i) customary covenants of each of the parties and confidentiality requirements; and (iv) customary indemnification requirements of the parties, subject to a $25,000 deductible.

The closing of the transactions contemplated by the Purchase Agreement was subject to certain customary conditions to closing, including the filing of the designation of the Preferred Stock with the Secretary of State of Delaware, and the receipt by the Company of an opinion of Hempstead & Co., LLC to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and such other factors deemed relevant by Hempstead & Co., LLC, as set forth in such opinion, the purchase price to be paid by the Company was fair, from a financial point of view, to the Company, which opinion was received verbally on September 29, 2024, which conditions to closing were either satisfied or waived by the parties on September 30, 2024.

The acquisition contemplated by the Purchase Agreement closed on September 30, 2024 (the “Closing” and such date, the “Closing Date”).

Following the Closing, Elray agreed to provide support and assistance to the Company in connection with the building and launching of a fully operational casino operation utilizing the Purchased Assets, at no cost to the Company for a period of six months following the Closing, provided that such assistance shall not exceed 40 hours per week without the prior written approval of the Seller (the “Post-Closing Assistance”). To date, Elray has made multiple personnel available to the Company to facilitate the intellectual property (IP) transfer, including Elray’s Chief Operating Officer, legal officer and other IT focused resources. The Company, in conjunction with the Company’s contracted technology consultant, are currently engaged in a “know-how” transfer process, whereby Elray is making their personnel available to address implementation, management and more general industry related questions from the Company and its technology consultant. The Post-Closing Assistance will also require Elray to assist the Company with obtaining payment gateways and licensing where required, acknowledging that the Company will require a front end (the “Front-End Development”). Following the Closing, at the request of the Company, Elray and the Company shall negotiate in good faith to come to agreement on an arrangement whereby Elray will, for an additional cost agreed to by Elray, help the Company complete the Front-End Development, or at the request of the Company, Elray shall introduce the Company to a vendor that would sell such a front end for one or more casinos that will operate on the Purchased Assets at a cost to be agreed between such vendor and the Company, in the Company’s sole discretion; provided that no such agreements have been entered into to date. The Company has sole discretion to determine which, if any, vendor it retains for the Front-End Development.

The Purchase Agreement also restricts Elray, in perpetuity, from copying, selling, assigning, hypothecating, or otherwise transferring the Purchased Assets to any other party, without the prior written consent of the Company, and provides for the Company to be the sole owner of the Purchased Assets, except that Elray shall be authorized to retain and use the Purchased Assets for its own benefit and utilize such assets to provide SAAS solutions and hosted casino solutions to third party companies.

Pursuant to the Purchase Agreement, we agreed to file a proxy statement with the SEC (the “Proxy Statement”) to seek stockholder approval for the issuance of the Conversion Shares and Warrant Shares, under applicable rules of the Nasdaq Capital Market, as soon as reasonably practicable. We also agreed to use our reasonable best efforts to: (i) cause the Proxy Statement to be mailed to our stockholders as promptly as practicable following sign off from the Securities and Exchange Commission (the “SEC”) on such Proxy Statement, or no later than the 20th day after such preliminary Proxy Statement is filed with the SEC, in the event the SEC does not notify the Company of its intent to review such Proxy Statement, and (ii) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. We are also required to hold a shareholders meeting to seek shareholder approval for the issuance of the Conversion Shares and Warrant Shares promptly after the SEC has confirmed that it has no comments on such Proxy Statement (the “Stockholder Approval”, and the date of such Stockholder Approval, the “Stockholder Approval Date”). The Stockholder Approval was received at our 2024 Annual Meeting of Stockholders held on December 27, 2024.

We are planning to strategically enter into the online gaming industry, utilizing the Purchased Assets, i.e., our newly acquired “back-end” gaming platform, which incorporates blockchain technology and cryptocurrency operability (the “Gaming Technology Platform”). The Company plans to use this technology platform to establish a blockchain-based business aimed at the global iGaming market, focusing initially only on the cryptocurrency market and in the future, potentially the traditional FIAT currency wagering market. Initially focusing on B2C (business-to-consumer) online casinos, the Company also plans to expand into a B2B (business-to-business) model, offering a seamless blockchain-enabled technology platform for gaming operators worldwide. In addition, management has identified certain global iGaming industry characteristics and trends that they believe make potential acquisition opportunities attractive. Management believes that the combination of the Gaming Technology Platform and the strength of a Nasdaq listing make the Company an attractive consolidation vehicle for the iGaming industry, and plan to work to identify potential acquisitions (although no targets exist at present).

To date the Company has engaged the services of a technology consultant, to facilitate the transfer of the Gaming Technology Platform from Elray. This consultant is now continuing his engagement with the Company and working with Elray to obtain the necessary know-how as envisaged as part of the acquisition. To date, Elray has made multiple personnel available to the Company to facilitate the IP transfer, including Elray’s Chief Operating Officer, legal officer and other IT focused resources. The Company, in conjunction with the Company’s contracted technology consultant, are currently engaged in a “know-how” transfer process, whereby Elray is making their personnel available to address implementation, management and more general industry related questions from the Company and its technology consultant.

Other than the Purchase Agreement and the consulting agreement with the technology consultant, discussed above, the Company has not entered into any material agreements in connection with the iGaming business to date.

A. The Gaming Technology Platform

The Gaming Technology Platform includes components designed to support online casinos using blockchain technology. These components are as follows:

1.	Blockchain Casino Operations Back-End: A robust infrastructure designed to support casino game programming through secure and scalable server/cloud solutions, database management, and blockchain payment processing.

2.

Blockchain to FIAT Seamless Exchange Technology: A proprietary system allowing players to deposit and withdraw using cryptocurrency, while maintaining FIAT-based wallets and gaming sessions, provided that each cryptocurrency and fiat currency will be kept separate and users will not be able to deposit in one crypto currency and withdraw in another, or in a FIAT based currency, and vice versa. We believe that this cutting-edge technology offers a significant competitive advantage in the growing blockchain casino market.

3.

Blockchain API Technology: A sophisticated application program interface (API) that facilitates reliable FIAT-to-blockchain and blockchain-to-FIAT payment gateways (provided that as discussed above, we do not plan to offer exchanges between cryptocurrencies and/or between FIAT and cryptocurrency, and plan to initially only offer cryptocurrency wagering), supporting credit cards, e-wallets, and multiple cryptocurrencies while enabling blockchain-exclusive online casino operations.

4.	Player Account Management: A secure system for managing player accounts, including registration, login, and player profiles, alongside know-your-client (KYC) and anti-money laundering (AML) compliance features.

5.	Loyalty Systems for Blockchain Users: A customer relationship management system designed to foster player loyalty and enhance the lifetime value of each customer by catering to blockchain users.

6.	Affiliate Tracking System: A tool to monitor traffic, registrations, and referral sources, allowing for scalable growth through affiliate partnerships and the distribution of referral fees and royalties.

At the heart of the acquisition of the Gaming Technology Platform is proprietary source code, as well as specialized implementation know-how, much of which will be transferred from Elray to the Company, as detailed below. Management intends to further develop both the proprietary source code, enhancing and expanding the commercial potential of the Gaming Technology Platform, as well as continue to build expertise in the operation of the Gaming Technology Platform. Management believes that the existing Gaming Technology Platform, plus future potential enhancements, provide a strong competitive barrier, and position the Company well as the iGaming industry moves towards both greater cryptocurrency acceptance, and the safety of blockchain enabled platforms.

B. Industry Background

The global iGaming casino market has rapidly ascended as a major player in the digital entertainment industry, experiencing remarkable growth fueled by technological advancements, increased internet penetration, and evolving consumer preferences. According to a report by Statista, the global online gaming sector is estimated to reach $97 billion in 2024, and is projected to grow to nearly $133 billion by 2029. The cryptocurrency-based iGaming sector is growing even faster, albeit from a smaller base value, with SOFTSWISS estimating growth of over 20% between 2022 and 2023 for crypto-based bets, propelled by the increasing adoption of digital currencies like Bitcoin and Ethereum, which offer more secure, faster, and lower-cost transactions. According to XDA.io, the cryptocurrency component of the iGaming industry is estimated to have a size of approximately $40 billion, and is projected to increase to $158 billion by 2028.

Regionally, Europe leads the market, accounting for over 45% of the global iGaming market share in 2022, according to Global Market Insights, thanks to well-established regulatory frameworks in key countries such as the UK, Malta, and Sweden. In North America, research by Statista shows that the U.S. market has seen exponential growth following a 2018 U.S. Supreme Court case which struck down the federal ban on sports betting, which has led to an expansion in both online casino and sports betting offerings across multiple states. The U.S. iGaming market is projected to reach $39.8 billion by 2029, growing at a compounded annual growth rate (CAGR) of 9.8%, compared to projected revenue of $25 billion in 2024, according to Statista, driven primarily by sports betting and casino games. Canada is also emerging as a lucrative market due to favorable regulatory changes, contributing to North America’s strong growth.

Latin America has also become a rapidly expanding market, with countries such as Brazil, Mexico, and Colombia at the forefront. The region’s iGaming market is expected to grow at a CAGR of over 13% from 2022 to 2028, driven by increased mobile internet usage and the gradual liberalization of gambling laws. Meanwhile, Asia and Africa, although still relatively nascent in the iGaming sector, are expected to hold significant potential. The Asian market, led by countries such as India and Japan, could see a surge in online gaming revenues due to rising smartphone penetration and regulatory shifts. Statista notes that India alone is expected to reach $2.9 billion in online gambling revenue by 2024, growing at a 6% CAGR to just under $4 billion by 2029. Africa, with its expanding mobile infrastructure, is another emerging market, particularly in countries like South Africa and Nigeria.

The types of games contributing to this growth are diverse. Online casinos—comprising slots, table games, and live dealer games—dominate the iGaming market, contributing to over 37% of total market revenues in 2024 according to Statista. Sports betting is another key growth sector, with mobile sports betting estimated to account for around 70% of the sports betting market in many regions as early as 2020 according to Grand View Research. Management believes that this trend will continue, particularly in South America, Africa and parts of Asia as mobile penetration increases. Grand View Research also estimates that the global sports betting market will grow at a CAGR of 10-12% from 2023 to 2030, reaching $180 billion in revenue by 2030. Additionally, eSports betting is seeing rapid adoption, appealing particularly to younger demographics. According to Market Research Future, the eSports betting market is expected to grow from $9.9 billion in 2022 to over $30 billion by 2032. Management believes that much of this growth will come from the growing popularity of eSports, plus the continued proliferation of mobile devices, especially in Latin America, Asia and Africa.

Management believes that the future of the iGaming market is filled with opportunities. Cryptocurrency adoption in online casinos offers not only reduced transaction costs but also faster processing times and increased privacy, which we believe are highly appealing to modern gamers. The use of blockchain technology is also expected to bring about greater transparency and trust, with provably fair gaming systems becoming increasingly popular. Virtual reality (VR) and augmented reality (AR) are also expected to revolutionize the user experience, making online gambling more immersive. We also expect that the mobile gaming sector will continue to grow as mobile devices become more powerful and widely accessible, especially in emerging markets.

Management has conducted preliminary research, and identified a number of elements which require ongoing monitoring as the Company works to commercialize its first online casino. First, regulatory uncertainty remains one of the biggest challenges, as governments in different regions continue to establish or modify laws governing online gambling. Second, cybersecurity threats are also a growing concern, given the increasing sophistication of cyberattacks targeting online casinos and payment systems, which by the very nature of the underlying business, offer prime opportunity for security and personal information breaches. Third, there is heightened scrutiny around social responsibility, with a focus on gambling addiction and the need for responsible gaming measures, which could lead to tighter regulations in various jurisdictions. Management believes the Company’s Gaming Technology Platform, which management believes will allow for significant customer interaction, will help the Company address this risk. Competition in the market is fierce, with operators constantly investing in new technologies and marketing to attract and retain customers, further increasing operational costs, all of which will require the Company to continue to invest heavily in both the Gaming Technology Platform and other growth opportunities.

C. B2C Focus: Blockchain-Enabled Online Casinos

Our immediate focus is on launching B2C online casino operations in high-growth international markets. The Company’s innovative blockchain technology enhances transparency and operational efficiency, providing players with a secure and trustworthy gaming experience, which management believes will be a key differentiator. Key features of this platform include:

●	Enhanced Transparency: Blockchain technology ensures secure, immutable transaction records, boosting player trust and confidence in the platform.

●

Seamless Cryptocurrency Integration: Players can deposit and withdraw funds using cryptocurrency while maintaining FIAT (traditional currency) wallets and gaming sessions, provided that each cryptocurrency and FIAT currency will be kept separate and users will not be able to deposit in one crypto currency and withdraw in another, or in a FIAT based currency, and vice versa, catering to the growing demand for crypto-friendly platforms.

●

User Experience: The Gaming Technology Platform’s customer relationship management (CRM) system is designed to enhance player loyalty and increase the lifetime value of customers through personalized engagement and targeted promotions.

Management is focused on three steps to operationalize the launch of the Company’s first online casino:

First, the Company is working to source a “front-end” customer interface, which is required for operation and commercialization of the Gaming Technology Platform, with plans to evaluate multiple, competitive potential suppliers of customer facing products and to acquire or create a “front-end”, funding permitting. The “front-end” is effectively the user interface (“UI”), where clients interact with the Company, accessing services provided by the Gaming Technology Platform. The specific UI type design, branding and functionality is dependent on whether the Company focuses on offering a B2B or B2C solution (or both).

The Board of Directors of the Company will make an informed decision as to whether the Company will utilize the Gaming Technology Platform acquired in a B2B or B2C format (or both). This decision will determine whether the Company will build its own “frontend” UI solution or acquire further assets that could potentially shorten time to market. No decision as to whether to pursue a specific B2B or B2C approach has yet been made, nor have any agreements been reached with any asset vendors, potential acquisition targets or partners. At present, the status of the Company’s product (s) remains under analysis and review.

That being said, the Company is currently in discussion with potential operators to provide them B2B turnkey solutions, and is also in discussion regarding the potential acquisition of additional assets that would assist the Company in the launch of a fully functional B2C operation. These conversations are early stage and exploratory, with no agreement in principle reached on any agreement. As noted above, the Company is currently focused on a B2C offering as a primary strategy, but continues to evaluate potential B2B opportunities as well.

Second, management is evaluating certain well known and high governance gaming jurisdictions to pursue initial licensing – no final determination has yet been made as to which jurisdiction(s) to pursue.

Third, management is beginning to evaluate a variety of games, which in the iGaming industry are generally sourced from third-party suppliers, to populate the planned front-end customer interface. See below for further details on management’s projected commercialization timeline.

Currency-Agnostic Play and Gaming Variety

Management believes that a standout feature of the Gaming Technology Platform is its ability to offer currency-agnostic play, enabling customers to easily switch between traditional FIAT currencies and cryptocurrencies during gaming sessions, provided that each cryptocurrency and FIAT currency will be kept separate and users will not be able to deposit in one crypto currency and withdraw in another, or in a FIAT based currency, and vice versa. Management believes this flexibility makes the customer interaction experience better, and therefore makes the Company’s ultimate gaming content accessible to a wider audience and supports a more seamless gaming experience for both traditional and crypto-savvy players. In addition, the Gaming Technology Platform is designed to support a wide variety of games, ranging from traditional offerings such as live casino games, including poker and blackjack, to newer rapid-play games such as crash games (where players bet on a multiplying curve. The longer a player stays active, the more they can win, and they are free to cash out at any time. If the game crashes before they have cashed out, they lose), as well as potentially in the future, live sports betting, all of which we believe appeal to the evolving preferences of today’s global players. We are confident that this blend of game styles will provide a comprehensive gaming experience, catering to the fast-changing tastes of both casual and high-frequency players across different markets.

High-Growth iGaming Jurisdictions

We expect to launch our planned B2C casino operations in established and high-growth markets where iGaming is gaining traction. Although the Company has not yet determined its first launch jurisdiction, it is currently analyzing high potential jurisdictions to select one or more launch jurisdictions.

Commercialization Strategy and Timeline

The commercialization strategy for launching the Company’s initial online casino is planned to follow a structured approach to ensure a smooth, compliant, and profitable rollout. The first step involves the completion of the technology transfer, where all purchased assets, including software and intellectual property representing the Gaming Technology Platform, are securely transferred to the Company’s storage infrastructure. Management currently anticipates that this will be a primary cloud-based server, with a physical server backup. This period is expected to include setting up the necessary server configurations, network security, and data integration which we expect to occur during the next 90 to 120 days. During this phase, management of the Company will be fully immersed in the technical aspects of the transfer process to ensure a seamless transition.

Concurrently with the technology transfer phase, management will be working to develop and enhance a comprehensive business strategy to guide the Company’s new focus on the iGaming sector. This strategy is planned to include selecting suitable web domains for one or more online casinos; creating relevant websites through the use of experienced casino “front-end” development teams; defining target customer markets and groups, including evaluation and selection of target customer demographics; and evaluation of content offerings, considering target markets and customer segments. Regulatory and compliance reviews are also an essential part of the comprehensive business strategy, as the iGaming business is highly regulated, with a trend to increasing regulatory scrutiny. This will be particularly important as the Company prepares its initial license application (see below) in one or more jurisdictions. Finally, the Company plans to lay the foundation for customer service solutions, which management believes are a critical component of the customer experience with iGaming.

Following the technology transfer phase, and running concurrently with the business strategy development phase, management intends to complete a full technology development review, ensuring that the Gaming Technology Platform fully aligns with business goals and meets the latest industry standards in terms of cybersecurity, information protection and reliability. Any potential gaps, such as development needs or cybersecurity updates, will be identified and addressed within this phase. Following the technology review, front-end development will then begin, which will focus on creating a user-friendly and functional gaming site. This phase may involve evaluating possible third-party solutions or self-developed solutions, giving careful consideration to costs and timing. While evaluating front-end solutions, management also intends to simultaneously evaluate potential gaming solutions. In the iGaming sector, games are generally sourced from third-party suppliers on a revenue share basis. Management will evaluate games based on selected target markets and client groups, as well as carefully considering cost and reliability of any potential game offerings.

Evaluation of licensing regimes will also be a critical component of the overall launch strategy, and management plans to focus on securing a reputable and cost-efficient license which will allow the casino to legally operate. Related to licensing, management will also focus on ensuring full compliance with all necessary Anti-Money Laundering (AML) and Know Your Customer (KYC) regulation and requirements, both from an industry perspective but also those unique to the chosen licensing jurisdictions.

The marketing plan development will be another significant milestone, focusing on identifying and attracting customers through affiliate marketing, direct marketing, and other channels. Critical metrics like Customer Lifetime Value (CLV) and Customer Acquisition Costs (CAC) are expected to be evaluated to ensure profitability for each potential market and customer group. The business strategy will also seek to explore how to build a loyal customer base and position the casino against competitors by using the Company’s Gaming Technology Platform, which has a built in customer loyalty functionality.

As the business begins to scale, assembling a growth team of senior management across marketing, technology, compliance, and other areas will be vital. This team will attempt to manage the casino’s expansion and oversee the daily operations. During this phase, establishing internal business processes for anti-money laundering, know your customer, accounting, taxation, and responsible gambling tracking will be key to ensuring long-term success and regulatory compliance. Business continuity, disaster recovery, and cybersecurity protocols are also expected to be implemented during this period.

Before launching, integration and testing will seek to ensure that all components of the casino—front-end, back-end, games, and marketing—work seamlessly together. This testing phase will be necessary to ensure everything is aligned for the official go-live, where the website will launch to the public. During the live testing period following the launch, the team will monitor performance, customer engagement, and feedback, making necessary adjustments to optimize the platform and ensure customer satisfaction.

Management believes that this structured approach, covering technology, business strategy, licensing, game selection, marketing, and internal processes, will provide a robust roadmap to operationalize the Gaming Technology Platform. Management is targeting having the first online casino fully operational and optimized for growth by the end of Q1 2025, although there can be no guarantee that all elements of the commercialization strategy will be completed on this timeline – lack of funding, slower than anticipated evaluation and contracting, and difficulty sourcing one or more key components could all contribute to delays.

Legal and Regulatory

As management evaluates the Company’s first jurisdiction for licensing, it will evaluate multiple options to seek to find the best combination of cost-effectiveness, market acceptability, and high reputation with transparency. The Company currently plans to assess jurisdictions like Curacao, known for its affordable licensing fees and relatively quick approval process, making it attractive for a swift market entry. However, more reputable and highly regulated jurisdictions such as Malta and the Isle of Man will also be considered, as they often offer greater transparency, strong consumer trust, and better access to European markets, though at a higher cost and stricter compliance requirements. Gibraltar could also be an option due to its favorable tax regime and robust regulatory framework.

Management plans to evaluate each jurisdiction based on licensing costs, annual fees, tax rates, regulatory ease, and the ability to serve key target markets. Transparency and oversight will be critical, as the Company seeks to build credibility in the highly competitive iGaming sector. Ultimately, the jurisdiction chosen will not only be picked to offer the best balance of cost and reputation, but to also align most closely with the Company’s target launch markets, ensuring that the license supports our efforts for a successful and compliant entry into those regions.

Competition

The global iGaming business is highly competitive, driven by rapid technological advancements and the increasing demand for digital entertainment from customers globally, particularly in the mobile format. Major players in the industry compete by offering innovative platforms, diverse game selections, and enticing promotional offers (with correspondingly high customer acquisition costs). The proliferation of mobile gaming and live dealer options has added an extra layer of differentiation, as companies strive to create immersive and user-friendly experiences. Additionally, localization strategies are critical, with operators tailoring games and marketing to suit the preferences and regulatory requirements of specific regions, such as Europe, North America, and emerging markets like Asia and Latin America where much of the growth in iGaming is taking place. As new entrants continually join the market, the competition is further intensified by startups leveraging blockchain technology and cryptocurrency, offering transparency and unique features to attract tech-savvy users and a growing customer base that prefers to transact using cryptocurrencies.

The iGaming industry faces certain external challenges that impact competition, including increasingly complex regulatory environments and shifting consumer preferences. Both B2B and B2C operators must navigate complex licensing and compliance requirements, which vary significantly across jurisdictions, often leading to additional costs and operational hurdles. Furthermore, maintaining customer loyalty in an oversaturated market is increasingly difficult, pushing companies to invest heavily in loyalty programs, responsible gaming initiatives, and cutting-edge technology like artificial intelligence for personalized gaming experiences.

Management feels that the Company is very well placed in this competitive environment. In specific, we believe that there are four key features of the Company and its Gaming Technology Platform that management believes offer a competitive advantage:

1. Cryptocurrency capability – The Gaming Technology Platform recently acquired by the Company has been designed to offer cryptocurrency capability supported by blockchain technology. Blockchain technology is a database management mechanism that allows transparent information sharing within a business network and is the technology that enables the existence of cryptocurrency. The blockchain component software exists to enhance security and transparency. The Gaming Technology Platform has been designed to allow wagering in cryptocurrency (which is what we plan to initially offer) as well as traditional FIAT currencies. Management believes this to be a key focus area for gaming participants, one where potential customers have increasing interest and engagement;

2. Player management and loyalty – As noted above, maintaining customer loyalty is critical in a very competitive market. The Company believes that its technology will allow for significant player engagement, potentially increasing customer value versus customer acquisition cost;

3. Unique content – The Company is currently in early conversations with multiple unique content production and distribution companies in the iGaming sector. If agreements are reached with one or more of such entities (including but not limited joint-ventures, acquisitions, mergers and various partnerships), the Company believes that this will provide a significant competitive advantage if the Company were to ultimately launch a B2C focused business. The Company hopes to be able to leverage the Gaming Technology Platform to provide potential clients with highly unique, iGaming related content, thus reducing customer acquisition cost and increasing customer lifetime value; and

4. M&A and industry expertise – Management of the Company believes that the management and shareholders of the Company provide a unique blend of capital markets expertise related to negotiating, structuring and executing M&A transactions, plus unique industry knowledge through the involvement of experienced industry executives. Management believes this provides the Company with access to diverse and unique relationships, leading to potential acquisition and partnership opportunities. When combined with M&A expertise, management believes that the Company has a distinct competitive advantage relative to certain peers.

In terms of opportunity, cryptocurrency iGaming casinos have gained significant traction globally, which management believes presents a major opportunity for the Company given the cryptocurrency focus of the Gaming Technology Platform.

Projected Costs

Management believes that the estimated costs to commercialize an online iGaming casino can vary significantly, depending on the jurisdiction and the scale of the operation, but some key expenses are universal (and somewhat fixed), while others are variable and depend on decisions made by management around business strategy. Costs that management expects to incur, given that the Company has already acquired the Gaming Technology Platform, are expected to include the following: first, sourcing a front-end player interface involves either purchasing or developing a customized platform. Off-the-shelf solutions from iGaming software developers typically start at around $100,000, but can increase dramatically for bespoke or highly tailored platforms. Second, partnerships with game providers require initial setup fees, licensing, and revenue-sharing agreements. These costs may range from $10,000 to over $100,000 per game, depending on the scope of the partnership and the range of games offered. Third, management believes that ensuring a smooth user experience, quality design, and strong cybersecurity are essential, which can also add to the initial outlay, with estimated costs of around $500,000 to acquire a sufficient number of games for our planned platform.

Based on research undertaken by management to date, an online casino requires a robust marketing budget, often requiring at least $1-2 million in the first year to build brand recognition through digital advertising, influencer partnerships, affiliate programs, and promotions. Establishing legal and regulatory compliance frameworks adds another layer of cost. In regulated markets, obtaining licenses from gaming authorities can range from $50,000 to over $200,000 per jurisdiction, depending on the region, with ongoing costs for renewal. Legal and regulatory consultants, particularly in complex markets, will require ongoing fees, which could be $20,000 to $100,000 annually. Hiring experienced senior staff like a Chief Compliance Officer, legal experts, and marketing heads will further add to the budget. Salaries for top-tier executives can range from $250,000 to $300,000 annually, making human resources one of the largest ongoing expenses. Regulatory assistance to navigate licensing audits and compliance can add up to another $100,000 annually. Together, these elements make the initial commercialization of an online iGaming casino a significant but potentially lucrative investment.

In total, management believes that the initial cost to fully commercialize the Gaming Technology Platform, with a license in one key jurisdiction, ten games and an adequate marketing and administrative budget, ranges from $3 million to more than $5 million.

D. B2B Focus: Blockchain-Enabled Technology Platform

Management is also evaluating the potential future ability to expand into the global online gaming B2B (business-to-business) market by creating and launching a blockchain-enabled platform aimed at providing gaming operators with a cutting-edge, transparent, and secure solution for running their operations. This move would be a potential strategic extension of our newly acquired Gaming Technology Platform, leveraging the benefits of our newly acquired blockchain technology to offer innovative tools that enhance operational efficiency, player trust, and business growth for operators worldwide.

The Gaming Technology Platform, subject to build-out, as discussed above, has the capability to enable B2B customers to launch online casinos with a full suite of iGaming content including sportsbooks, online slots, table games and live casino games. The same is true in the event that the Company pursues a direct B2C product offering, which is the current focus of the Company’s strategy.

Blockchain Technology: Enhancing Trust and Security

At the core of our potential B2B offering is our blockchain technology, which we believe provides advantages for gaming operators over those offerings of our competitors which do not include blockchain technology. Blockchain’s decentralized and immutable nature ensures transparent and secure transaction records, allowing operators to build stronger trust with their players. Every gaming transaction, from deposits and withdrawals to bets and payouts, is recorded on the blockchain, creating an auditable trail that enhances accountability and reduces the risks of fraud or manipulation. Management believes that players are currently demanding increased accountability from gaming operators and have an enhanced focus on potential fraud in the online gaming market globally.

This increased transparency also simplifies regulatory compliance, as operators can provide clear, verifiable records to regulators in real-time. By offering a platform that integrates blockchain-enabled gaming infrastructure, we expect to help allow operators to position themselves as trustworthy and compliant, which is essential in the highly regulated gaming industry. The regulation of online gaming, cryptocurrencies and online transactions generally is converging across jurisdictions, and management believes that our emerging technology has a strong potential to address these key challenges for operators.

Seamless Cryptocurrency and FIAT Currency Support

One of the key features of our Gaming Technology Platform is our currency-agnostic framework, which supports both cryptocurrency and traditional FIAT currencies. This flexibility provides operators with the ability to cater to a diverse global audience. As cryptocurrencies like Bitcoin and Ethereum continue to gain popularity, especially among younger and tech-savvy players, our platform enables operators to attract this growing demographic by offering seamless crypto-based transactions. According to SOFTSWISS, cryptocurrency based wagering accounted for 27.5% of bets placed in the iGaming industry in 2023, with substantial differences in adoption between various markets.

At the same time, our Gaming Technology Platform also supports FIAT currency transactions to cater to traditional players who prefer to use government-issued currencies. This dual currency model is expected to enable operators to broaden their player base while offering an enhanced, user-friendly experience that adapts to the evolving preferences of players globally. We believe that the ability to use both crypto and FIAT wallets within a single platform would give operators a competitive edge in offering flexible financial options to their users.

Cryptocurrency Transactions and Holdings

Notwithstanding the above, the Gaming Technology Platform’s cryptocurrency and FIAT currency holdings will be kept separate and users will not be able to deposit in one crypto currency and withdraw in another, or in a FIAT based currency, and vice versa. Additionally, we anticipate our Gaming Technology Platform will initially only allow wagering in cryptocurrency and we plan to focus on bitcoin, Ethereum and Litecoin, which together represent approximately 95% of the popular cryptocurrencies in the iGaming industry, according to an article published in October 2024 at blockonomi.com. In the future, we may also allow wagering in FIAT, provided that as discussed above, we do not plan to offer the ability to withdraw a different type of cryptocurrency or currency than deposited or to exchange between cryptocurrencies or currencies. Wagers and payouts will be made only with the same cryptocurrency. For example, if a user places a wager in Ethereum, they can only win additional Ethereum and will only be able to withdraw Ethereum upon the settlement of any wager.

Any cryptocurrencies we hold will be valued from time to time, including as of the end of each calendar quarter, based on then market prices. Users are expected to be able to withdraw deposits and/or winnings at any time, only the type of currency (initially only cryptocurrency) in which they deposited funds.

We plan to hold a sufficient amount of bitcoin, Ethereum and Litecoin to cover wagers in process and expected payouts relating thereto. We plan to purchase, sell and exchange bitcoin, Ethereum and Litecoin from time to time in order to cover wagers and convert net income to cash for operations. All such purchases, sales and exchanges, will be at then market prices, and will be subject to fluctuation with changing market prices.

Consumer Relationship Management

The Company’s Gaming Technology Platform also includes sophisticated tools such as a built-in customer relationship management (CRM) system, which would enable operators to optimize player engagement and retention. By providing data-driven insights and personalized interactions, operators are expected to be able to increase the lifetime value of their players, fostering long-term growth and loyalty.

While management is focused on developing the B2C business as an initial priority, the potential ability to use the Company’s Gaming Technology Platform to expand to B2B sources of revenue in the future is of strong interest, and we believe has the potential to provide a valuable source of differentiated revenue for 180 down the road.

E.	Go-Forward Consolidation Strategy

Finally, management believes that we are uniquely positioned to act as a consolidator in the gaming industry, capitalizing on our Nasdaq listing, highly experienced management team and Board, and robust Gaming Technology Platform. As a publicly-traded company, our Nasdaq listing provides us with access to capital markets and a well-recognized stock currency, which we anticipate will allow us to efficiently fund potential future acquisitions. We hope that this liquidity advantage will allow us to acquire private gaming companies (both B2C and B2B) at attractive valuations, especially in a market where private firms may lack similar access to capital. Management believes that the global iGaming industry is entering a period of rapid consolidation, and that potentially attractive acquisition opportunities in key jurisdictions could become available in the future. At present, management has identified several potential targets, but is still conducting preliminary diligence and has no immediate acquisition plans.

We think that management’s experience across multiple industries, combined with a strategic vision for iGaming, enhances our ability to identify and integrate undervalued gaming companies. We plan to work to ensure that future acquisitions are not only executed effectively but also yield synergistic benefits that contribute to accretive growth. By incorporating these companies into our Gaming Technology Platform, either as technology components or users of the technology, we hope to be able to optimize operational efficiencies, expand our geographic and market reach, and enhance our technological offerings, with our goal of positioning the Company as a leader in the evolving iGaming sector.

F.	Distribution Methods

Distribution methods depend on whether the chosen commercialization path is via a B2B or B2C offering (or both). The Company has built, and continues to build, significant relationships with a variety of iGaming industry participants, including content producers and providers specific to the industry, content distribution sources, licensed casino operators, technology and marketing providers. Through this network, the Company has already identified a number of potentially significant distribution opportunities for both B2B and B2C product offerings by the Company. In terms of B2B, the Company has already identified potential clients that would like to launch an online blockchain casino (under their own branding) using the Gaming Technology Platform owned by the Company. These leads have been generated by strategic relationships, leading to referrals in the industry. The Company is also in the process of attending a variety of industry trade shows, and meeting with a variety of strategic industry participants, and expects to generate further potential B2B clients as a result of these activities. In terms of B2C distribution channels, should the Company launch its own online casino, the methods to build revenues are fairly standard in the industry. This generally involves acquisition of players via social media, influencers, online advertising such as Facebook & Google and also via affiliate driven traffic (third party companies that specialize in delivering players for commercial benefits). In addition to having identified several groups of assets which could potentially be used by the Company to launch an online casino, the Company is in early conversations with a variety of iGaming related content creators and distributors in addition to affiliate marketing organizations. These conversations are early stage and exploratory – no agreement in principle has been reached with any entity.

G. Legacy Biotechnology Programs

We also have three legacy biotechnology programs that are focused on different diseases or medical conditions, and that target different factors, molecules or proteins.

Due to restrictions in the Company’s resources, the Company has slowed down research and development activities significantly in the SCA platform (discussed below) and the anti-TNF platform (discussed below), and the Company has not made progress in the α7nAChR platform (discussed below) and has suspended further research and development activity in this program in the meantime.

The Company is currently evaluating all options to monetize its existing assets, in addition to exploring other strategic alternatives to maximize value for its stockholders.

Our legacy biotechnology programs include:

●	fibrosis and anti-tumor necrosis factor (“TNF”);

●	drugs which are derivatives of cannabidiol (“CBD”) or cannabigerol (“CBG”) analogues (“SCAs”); and

●	alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

The license agreement with Stanford University covering α7nAChR was terminated effective November 23, 2024. After a careful review of the Company’s intellectual property portfolio as part of the Company’s ongoing strategic review process, the Company decided to move in a different direction and returned the intellectual property to Stanford University.

Warrants and Related Transactions

August 2023 Offering

On August 9, 2023, the Company entered into a Securities Purchase Agreement (the “August SPA”) with one of the Selling Stockholders, an accredited investor (the “Purchaser”), in addition to certain purchasers, pursuant to which the Company agreed to sell an aggregate of 35,102 shares of common stock (the “August 2023 Shares”), pre-funded warrants to purchase up to an aggregate of 207,814 shares of common stock (“August 2023 Pre-Funded Warrants”), and common stock warrants to purchase up to an aggregate of 242,915 shares of common stock (the “August 2023 Common Warrants”), at a combined purchase price of $12.35 per share and warrant (the “August 2023 Offering”). Aggregate gross proceeds from the August 2023 Offering were $2,999,606. Net proceeds to the Company from the offering, after deducting the placement agent fees and other offering expenses payable by the Company, were approximately $2.7 million. The placement agent fees and offering expenses of approximately $300,000 were accounted for as a reduction of additional paid in capital. The August 2023 Offering closed on August 14, 2023.

Amendment to August 2023 Offering

On October 11, 2023, the Company received a letter from Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), stating that Nasdaq had determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price. The letter from Nasdaq referred to the August 2023 Offering and requested the Company to submit a plan of compliance no later than November 27, 2023. On November 9, 2023, the Company submitted a plan of compliance to Nasdaq, and on November 14, 2023, Nasdaq provided a letter of extension to the Company.

Pursuant to the compliance plan submitted to Nasdaq, on November 28, 2023, the Company entered into an amendment to the August 2023 Offering (“Amendment to the August 2023 Offering”), whereby (i) the Purchaser agreed to pay an additional $830,769 in connection with the repricing of the August 2023 Shares and August 2023 Pre-Funded Warrants (the “Repricing Amount”), (ii) the Company agreed to issue to the Purchaser additional pre-funded warrants to purchase up to 257,205 shares of common stock, with an exercise price of $0.0019 per share (the “Additional Pre- Funded Warrants”), and warrants to purchase up to 477,058 shares of common stock, with an exercise price of $3.23 per share (the “Additional Common Warrants”, and collectively with the Additional Pre-Funded Warrants, the “Additional Warrants”), and (iii) the Company and the Purchaser agreed to enter into a warrant amendment agreement (as described below). Net proceeds to the Company from the repricing, after deducting the placement agent fees and other offering expenses payable by the Company, were approximately $0.8 million. The placement agent fees and offering expenses of approximately $60,000 were accounted for as a reduction of additional paid in capital. The Amendment to the August 2023 Offering closed on December 1, 2023.

In accordance with the Amendment to the August 2023 Offering, the Company entered into a warrant amendment agreement to amend the following outstanding warrants held by the Purchaser: (i) warrants to purchase up to 16,138 shares of common stock issued in July 2022; (ii) warrants to purchase up to 135,339 shares of common stock issued in December 2022; (iii) warrants to purchase up to 82,668 shares of common stock issued in April 2023; and (iv) warrants to purchase up to 242,915 shares of common stock issued in August 2023 (collectively, the “Existing Common Warrants”). Pursuant to the warrant amendment agreement, the Existing Common Warrants were amended to have an exercise price of $3.23 per share, and to expire on the fifth anniversary of the date that the stockholders of the Company approved the issuance of shares of common stock upon exercise of such Existing Common Warrants, which stockholder approval date, which was February 16, 2024.

Inducement Agreement

On October 16, 2024, we entered into a warrant inducement agreement (the “Inducement Agreement”) with Armistice Capital Master Fund Ltd. (the “Holder”) of 477,058 Additional Common Warrants and 473,011 of the Existing Common Warrants (collectively, the “Exercised Warrants”), pursuant to which the Holder agreed to exercise for cash the Exercised Warrants to purchase 950,069 shares of common stock at an exercise price of $3.48 per share ($0.25 greater than the $3.23 per share exercise price of such Exercised Warrants). On October 16 and 17, 2024, the Exercised Warrants were exercised in full for cash by the Holder and the Company received $3,306,240 before deducting financial advisory fees and other expenses payable by us.

In consideration of the Holder’s agreement to exercise the Exercised Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered Warrants to Purchase Shares of Common Stock (the “October 2024 Warrants”) to purchase a number of shares of common stock equal to 200% of the number of shares of common stock issued upon exercise of the Exercised Warrants, i.e., warrants to purchase up to 1,900,138 shares of common stock (the “October 2024 Warrant Shares”). The October 2024 Warrants were immediately exercisable and have a term of exercise of five years.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-1 to register the resale of the New Warrant Shares upon exercise of the October 2024 Warrants (the “Resale Registration Statement”) by November 15, 2024 (which filing deadline was met), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Commission within sixty (60) calendar days following the date of filing with the Commission (or ninety (90) calendar days following the date of filing with the Commission in the event of a ‘full review’ by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the October 2024 Warrants owns any October 2024 Warrants or October 2024 Warrant Shares. In the event that the Company fails to timely deliver to the Holder the October 2024 Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holder. The registration statement of which this prospectus forms a part is the required Resale Registration Statement, which was timely filed.

The Company has used, and plans to continue to use, the net proceeds from these transactions to advance the commercialization of the Purchased Assets recently acquired by the Company, and for working capital, and other general corporate purposes.

The October 2024 Warrants have an exercise price of $1.50 per share. The exercise price and the number of shares of common stock issuable upon exercise of each October 2024 Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of October 2024 Warrants will be entitled to receive, upon exercise of the October 2024 Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the October 2024 Warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of October 2024 Warrants, and the applicable Holder will not be entitled to exercise any portion of any such October 2024 Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder of such October 2024 Warrant (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such October 2024 Warrants.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a Financial Advisory Agreement between the Company and A.G.P., paid A.G.P. a financial advisory fee of $232,000, and an alternative transaction fee of $100,000. In addition, we reimbursed A.G.P. for its accountable legal expenses in connection with the exercise of the Exercised Warrants and the issuance of the October 2024 Warrants of $65,000 and $10,000 of non-accountable expenses. In addition, we paid A.G.P. $29,923, half of the financial advisory fees due in connection with a December 2023 warrant inducement. As of the date of this prospectus, a total of $436,923 related to the aforementioned transaction has been paid to A.G.P and there is no balance outstanding.

Registered Direct and Concurrent Private Offering

On December 27, 2024, we entered into a Securities SPA (the “SPA”) with certain accredited investors, including the Purchaser (the “Investors”). Pursuant to the terms of the SPA, the Company agreed to sell, in a registered direct offering, an aggregate of 1,200,000 shares (the “December 2024 Shares”) of the Company’s common stock and, in a concurrent private placement, warrants (the “December 2024 Warrants”) to purchase up to 1,200,000 shares of common stock (the shares of common stock issuable upon exercise of the December 2024 Warrants, the “December 2024 Warrant Shares”). The combined purchase price per December 2024 Share and December 2024 Warrant was $2.41. The offerings closed on December 30, 2024.

The December 2024 Warrants were immediately exercisable on their grant date and expire five and a half years following the initial exercise date at an exercise price of $2.28 per share.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of December 27, 2024, between the Company and Maxim Group LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s sole placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the December 2024 Shares and December 2024 Warrants and to reimburse the Placement Agent for certain of its expenses in an aggregate amount of $50,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Company agreed to file a registration statement under the Securities Act with the SEC, covering the resale of the December 2024 Warrant Shares within 30 calendar days following the date of the SPA, of which this prospectus forms a part, and to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 91 days following the closing of the offerings.

The net proceeds to the Company from the registered direct offering and concurrent private placement, after deducting the placement agent’s fees and expenses and the Company’s offering expenses were approximately $2.6 million. The Company intends to use the net proceeds from the transactions for working capital and general corporate purposes, which may include operationalizing and developing our recently acquired Gaming Technology Platform and capital expenditures.

The December 2024 Shares (but not the December 2024 Warrants or the December 2024 Warrant Shares) were offered and sold by the Company pursuant to a prospectus supplement, dated as of December 30, 2024, which was filed with the SEC in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was initially filed with the SEC on June 3, 2022, and subsequently declared effective on June 24, 2024 (File No. 333-265416).

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the SPA, our officers, directors and holders of our Series B Preferred Stock have agreed to not sell or transfer any shares of common stock, subject to certain customary exceptions, for a period of 30 days from December 30, 2024 (i.e., until January 29, 2025).

Corporate Information

We were originally formed as KBL Merger Corp. IV, a blank check company organized under the laws of the State of Delaware on September 7, 2016, which consummated its initial public offering on June 7, 2017. On November 6, 2020, we consummated a business combination and, in connection therewith, changed our name to 180 Life Sciences Corp.

Our principal executive offices are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, and our telephone number is (650) 507-0669. We maintain a website at www.180lifesciences.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

The Offering

Shares offered by the Selling Stockholders:	We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, of an aggregate of up to an aggregate of 3,100,148 Shares by the Selling Stockholders identified in this prospectus. The Shares being registered for resale hereunder consist of the shares of common stock issuable upon exercise of the October 2024 Warrants and December 2024 Warrants.

Common stock outstanding prior to this offering:	6,277,147 shares of common stock as of January 27, 2025.

Use of proceeds:	The Selling Stockholders will receive the proceeds from the sale of the Shares offered hereby. We will not receive any proceeds from the sale of the Shares. However, if all of the Warrants that are covered by this prospectus are exercised for cash, we may receive proceeds of up to approximately $5,586,222.

Risk Factors:	The purchase of our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Symbol:	Our common stock is listed on Nasdaq under the symbol “ATNF”.

The number of shares of our common stock outstanding is based on 3,176,999 shares outstanding as of January 27, 2025, and excludes, as of such date:

●	21,629 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $28.25 per share;

●	6,935 additional shares of our common stock reserved for future issuance under our 2020 Omnibus Incentive Plan;

●	793,162 additional shares of our common stock reserved for future issuance under our 2022 Omnibus Incentive Plan;

●	(a) 15,132 shares of common stock issuable upon the exercise of outstanding public warrants exercisable at an exercise price of $4,370.00 per share, (b) 6,748 shares of common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $1,900.00 per share, (c) 6,579 shares of common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $2,850.00 per share, (d) 4,049 shares of common stock issuable upon exercise of certain outstanding warrants to purchase shares of common stock with an exercise price of $3.23 per share, (e) 3,000,000 shares of common stock issuable upon the exercise of warrants to purchase 3,000,000 shares of common stock with an exercise price of $1.68 per share, (f) 167 shares of common stock issuable upon exercise of warrants with an exercise price of $2,007.00 per share, (g) 1,900,138 shares of common stock issuable upon exercise of warrants to purchase shares of common stock with an exercise price of $1.50 per share, and (h) 1,200,000 shares of common stock issuable upon exercise of warrants to purchase shares of common stock with an exercise price of $2.28 per share; and

●	1,318,000 shares of common stock issuable upon conversion of 1,000,000 shares of Series B Convertible Preferred Stock.

Summary Risk Factors

We face risks and uncertainties related to our business, many of which are beyond our control. In particular, risks associated with our business include:

●	Our need for additional financing, both near term and long term, to support our operations, our ability to raise such financing as needed, the terms of such financing, if available, potential significant dilution associated therewith, and covenants and restrictions we may need to comply with in connection with such funding.

●	Our ability to create or purchase a front end for our back end blockchain casino intellectual property assets, commercialize our planned blockchain casino, obtain required licenses and customers, and ultimately generate revenues through such operations.

●	The fact that we are currently an iGaming/clinical stage biotechnology company that had no revenue for the three or nine months ended September 30, 2024, and for the years ended December 31, 2023 and 2022, and may not generate significant revenue for the near term.

●	Our dependence on the success of our future product candidates, some of which may not receive regulatory approval or be successfully commercialized; problems in our manufacturing process for our new products and/or our failure to comply with manufacturing regulations, or unexpected increases in our manufacturing costs; problems with distribution of our products; and failure to adequately market our products.

●	Risks associated with cryptocurrencies we plan to hold, including legal, commercial, regulatory and technical risks associated therewith; liquidity; reliance on third party service providers; incorrect or fraudulent transactions; limited rights of resource; and lack of banking protections relating thereto.

●	The fact that our accounts payable are significant, and we do not currently have sufficient funds to pay such accounts payable, all of which are past due.

●	Risks from intense competition from companies with greater resources and experience than we have.

●	Our ability to receive regulatory approvals for our product candidates, and the timeline and costs associated therewith, including the uncertainties associated with the clinical development and regulatory approval of our drug candidates, including potential delays in the enrollment and completion of clinical trials, issues raised by the U.S. The Food and Drug Administration (FDA) and The Medicines and Healthcare products Regulatory Agency (MHRA).

●	Risks that our future product candidates, if approved by regulatory authorities, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue from new products.

●	The fact that the majority of our license agreements provide the licensors and/or counter-parties the right to use, own and/or exploit such licensed intellectual property.

●	Liability from lawsuits (including product liability lawsuits, stockholder lawsuits and regulatory matters), including judgments, damages, fines and penalties and including the outcome of currently pending litigation, potential future government investigations, and other proceedings that may adversely affect our business and results of operations.

●	Our ability to comply with existing and future rules and regulations.

●	Our ability to adequately protect our proprietary technology and intellectual property, claims and liability from third parties regarding our alleged infringement of their intellectual property.

●	The effect of current and future regulation, the Company’s ability to comply with regulations (both current and future) and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business.

●	Failure of our information technology systems, including cybersecurity attacks or other data security incidents, that could significantly disrupt the operation of our business.

●	The liquidation preference associated with, dilution caused by the conversion of, and voting rights associated with, our Series B Convertible Preferred Stock.

●	The fact that we may acquire other companies which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results and if we make any acquisitions, they may disrupt or have a negative impact on our business.

●	The effect of changes in inflation and interest rates, and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian and Hamas/Israel conflict) and other large-scale crises, as well as the potential implications of a Congressional impasse over the U.S. debt limit or possible future U.S. governmental shutdowns over budget disagreements.

●	Our ability to maintain our listing of our common stock and public warrants on the Nasdaq Capital Market.

●	The reliance on suppliers of third-party gaming content and the cost of such content.

●	The ability of the Company to obtain gaming licenses.

●	The Company’s reliance on its management.

●	The ability of the Company to compete in the iGaming market.

●	The ability to compete against existing and new competitors.

●	The ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments.

●	General consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns.

●	other risks and uncertainties, including those described under, and incorporated by reference into, “Risk Factors”, below.

Risk Factors

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider and evaluate the risks described in the “Risk Factors” section in our most recent Annual Report on Form 10-K, as well as any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q, and below, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering and Our Common Stock

Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of its shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. During the last 52 weeks our common stock has traded as high as $17.75 per share and as low as $1.16 per share. The market price of our common stock may continue to be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock.

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our securities or an increase or decrease in the short interest in our securities;

●	actual or anticipated fluctuations in our financial and operating results;

●	changes in foreign currency exchange rates;

●	the commencement, enrollment or results of our planned or future clinical trials of our product candidates or those of our competitors;

●	the success of competitive drugs or therapies;

●	regulatory or legal developments in the U.S. and other countries;

●	the success of competitive products or technologies;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to our iGaming operations, product candidates or clinical development programs;

●	litigation matters, including amounts which may or may not be recoverable pursuant to our officer and director insurance policies, regulatory actions affecting the Company and the outcome thereof;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	our inability to obtain or delays in obtaining adequate drug supply for any approved drug or inability to do so at acceptable prices;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	the timing and outcome of our plans to commercialize our iGaming intellectual property;

●	significant lawsuits, including patent or stockholder litigation;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	changes in the structure of healthcare payment systems, including coverage and adequate reimbursement for any approved drug;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	general economic, political, and market conditions and overall fluctuations in the financial markets in the U.S. and abroad; and

●	investors’ general perception of us and our business.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATNF.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, inflation, war, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

Stock markets in general and our stock price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, during 2022, the closing sales prices of our common stock ranged from a post-split adjusted high of $1,482.04 per share to a low of $23.56 per share, during fiscal 2023, the closing sales prices of our common stock ranged from a high of $100.70 per share to a low of $3.21 per share and during fiscal 2024, the closing sales prices of our common stock ranged from a post-split adjusted high of $6.47 per share to a low of $1.18 per share. During this time, we do not believe that we have experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume; however, we have sold equity which was dilutive to existing stockholders. These broad market fluctuations may adversely affect the trading price of our securities. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent our stockholders from readily selling their shares of our common stock and may otherwise negatively affect the liquidity of our common stock.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our common stock may not develop or, if one develops, may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Elray Resources, Inc., beneficially owns a significant percentage of our voting stock and as such exercises significant voting control over us, which limits other stockholders’ abilities to influence corporate matters and could delay or prevent a change in corporate control.

Elray beneficially owns 1,000,000 shares of Series B Convertible Preferred Stock of the Company, which are convertible into 1,318,000 shares of common stock and votes 1,318,000 voting shares, 29.3% of our total voting shares, and also holds warrants to purchase up to 3,000,000 shares of common stock with an exercise price of $1.68 per share, which if exercised for cash, would result in Elray holding 4,318,000 voting shares, or 57.6% of our then total voting shares. As a result, Elray has significant influence on the stockholder vote. Consequently, it has the ability to influence matters affecting our stockholders and therefore exercise significant control in determining the outcome of a number of corporate transactions or other matters, including (i) making amendments to our certificate of incorporation; (ii) whether to approve the issuance additional shares of common stock and preferred stock, including to itself; (iii) election of directors; and (iv) any merger or significant corporate transactions, including with itself or other related parties. As a potential investor in the Company, you should keep in mind that even if you own shares of our common stock and wish to vote them at annual or special stockholder meetings, your shares will have little effect on the outcome of corporate decisions. The interests of Elray may not coincide with our interests or the interests of other stockholders.

Mr. Jay Goodman, is the adult son of Mr. Anthony Brian Goodman, who serves as the Chief Executive Officer of Elray and is deemed to beneficially own the securities held by Elray in the Company.

Elray may have interests, with respect to its Company securities, that are different from other investors and the concentration of voting power held by Elray may have an adverse effect on the price of our common stock.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our Company; (2) impeding a merger, consolidation, takeover or other business combination involving our Company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

The exercise of the outstanding options and warrants, and the sale of common stock upon exercise thereof, may adversely affect the trading price of our securities.

As of the date of this prospectus, we had 21,629 shares of common stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $28.25 per share; (a) 15,132 shares of common stock issuable upon the exercise of outstanding public warrants exercisable at an exercise price of $4,370.00 per share, (b) 6,748 shares of common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $1,900.00 per share, (d) 6,579 shares of common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $2,850.00 per share, (e) 4,049 shares of common stock issuable upon exercise of certain outstanding warrants to purchase shares of common stock with an exercise price of $3.23 per share, (f) 3,000,000 shares of common stock issuable upon the exercise of warrants to purchase 3,000,000 shares of common stock with an exercise price of $1.68 per share, (g) 167 shares of common stock issuable upon exercise of warrants with an exercise price of $2,007.00 per share, (h) 1,900,138 shares of common stock issuable upon exercise of warrants to purchase shares of common stock with an exercise price of $1.50 per share; and (h) 1,200,000 shares of common stock issuable upon exercise of warrants to purchase shares of common stock with an exercise price of $2.28 per share. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon exercise/conversion of outstanding convertible securities may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of our outstanding convertible securities, then the value of our common stock will likely decrease.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.

The market price of our common stock will likely continue to be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management. Additionally, stockholders will be significantly diluted by the conversion of our 1,000,000 shares of Series B Convertible Preferred Stock, the risks associated with are discussed in greater detail below under “Risks Relating to our Series B Convertible Preferred Stock”.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of January 27, 2025, we had 3,176,999 shares of common stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements, and in certain cases subject to the lock-up agreements entered into in connection with our December 2024 offering. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

In the past we have not been in compliance with Nasdaq’s continued listing standards and may not be in compliance with such standards in the future, and are currently subject to a one year mandatory panel monitor, and as a result our common stock and public warrants may be delisted from Nasdaq.

Our common stock and public warrants trade on Nasdaq under the symbols “ATNF” and “ATNFW,” respectively. Notwithstanding such listing, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell our securities publicly. There is also no guarantee that we will be able to maintain our listings on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements.

We have previously been out of compliance with Nasdaq’s continued listing requirements due to our failure to maintain a minimum bid price of at least $1.00 per share for our common stock, which failure was remedied in March 2024.

Also, on October 11, 2023, the Company received written notice from Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)), which non-compliance we remedied in December 2023.

Additionally, on November 15, 2023, the Company received a letter from Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported a stockholders’ deficit of ($149,327), which was below the minimum stockholders’ equity required for continued listing pursuant to the Equity Rule. Additionally, the Company did not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules and did not meet the minimum stockholders’ equity requirement as of December 31, 2023, March 31, 2024, or June 30, 2024.

Nasdaq provided the Company until January 2, 2024 to submit to Nasdaq a plan to regain compliance. We submitted the plan to regain compliance in a timely manner, and on January 11, 2024, Nasdaq advised the Company that it has determined to grant the Company an extension to regain compliance with the Equity Rule, subject to certain requirements, including completing the transactions outlined in the plan of compliance which were intended to increase the Company’s stockholders’ equity to more than $2.5 million.

While the Company was able to undertake some of the transactions described in the compliance plan, it was unable to regain compliance with the Equity Rule prior to the end of the plan period (May 13, 2024). As a result, on May 14, 2024, the Company received a delist determination letter from the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Staff”) advising the Company that the Staff had determined that the Company did not meet the terms of the extension. On May 17, 2024, the Company requested an appeal of the Staff’s delisting determination, and on May 20, 2024, the Staff advised the Company that the delisting action referenced in the Staff’s determination letter had been stayed, pending a final written decision by the Nasdaq Hearings Panel (“Panel”). On July 2, 2024, the Company received notice that the Panel had determined to grant the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company meeting certain conditions, including filing on or before July 31, 2024, a public disclosure describing the transactions undertaken by the Company to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Equity Rule and providing an indication of its equity following those transactions. On July 22, 2024, the Panel granted the Company’s request for additional time to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Equity Rule. Specifically, the Hearings Panel subsequently extended that deadline to September 30, 2024, and further to October 15, 2024, to regain compliance with the Equity Rule and to allow the continued listing of the Company’s common stock and warrants on The Nasdaq Stock Market through such date, subject to the Company’s compliance with the Equity Rule on or prior to such date.

As a result of the acquisition of the Purchased Assets (discussed above), issuance of the 1,000,000 shares of Series B Convertible Preferred Stock and Purchase Warrants as described above, on October 4, 2024, we received a letter from Nasdaq confirming that we had regained compliance with the Equity Rule. Nasdaq also advised the Company that in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

If the Company’s common stock and public warrants are delisted, it could be more difficult to buy or sell the Company’s common stock and public warrants or to obtain accurate quotations, and the price of the Company’s common stock and public warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Separately, on May 14, 2024, the Staff provided us notice of our non-compliance with the audit committee requirements for continued listing on Nasdaq set forth in Listing Rule 5605(c)(2), which requires that listed companies maintain an audit committee of at least three independent directors. Nasdaq provided the Company a cure period in order to regain compliance, and we regained compliance with this listing rule in December 2024.

Among the conditions required for continued listing on The Nasdaq Capital Market, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity or $500,000 in net income over the prior two years or two of the prior three years. As of September 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024, our stockholders’ equity was below $2.5 million and we did not otherwise meet the net income requirements described above, and as such, we were not in compliance with Nasdaq’s continued listing standards relating to minimum stockholders’ equity until September 30, 2024.

Our failure to meet Nasdaq’s continued listing requirements for the reasons above, or any other reason, may result in our securities being delisted from Nasdaq.

Additional conditions required for continued listing on Nasdaq include requiring that we have a majority of independent directors, a two-person compensation committee and a three-member audit committee (each consisting of all independent directors), which three-person audit committee requirement we have not met from time to time in the past. As a result, our common stock and public warrants may be delisted from Nasdaq.

We also have to continue to meet other objective and subjective listing requirements to continue to be listed on The Nasdaq Capital Market. Delisting from The Nasdaq Capital Market could make trading our common stock and public warrants more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our common stock and public warrants, the sale or purchase of our common stock and public warrants would likely be made more difficult, and the trading volume and liquidity of our common stock and public warrants could decline. Delisting from The Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and public warrants and the ability of our stockholders and warrant holders to sell our common stock and public warrants in the secondary market. If our common stock and public warrants are delisted by Nasdaq, our common stock and public warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the OTC Pink market, where an investor may find it more difficult to sell our common stock and public warrants or obtain accurate quotations as to the market value of our common stock and public warrants. In the event our common stock and public warrants are delisted from The Nasdaq Capital Market, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

Risks Relating to Our Series B Convertible Preferred Stock

Our Series B Convertible Preferred Stock includes a liquidation preference.

Each of our 1,000,000 outstanding shares of Series B Convertible Preferred Stock includes a liquidation preference of $17.30 per share or $17,300,000 in aggregate, which is payable upon liquidation, before any distribution to our common stock shareholders. As a result, if we were to dissolve, liquidate or wind up our operations, the holders of our Series B Convertible Preferred Stock would have the right to receive up to the first $17,300,000 in proceeds from any such transaction, and we do not currently have $17.3 million in total net assets. The payment of the liquidation preferences could result in common stock shareholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings, or prevent or delay a change of control. Because our Board of Directors is entitled to designate the powers and preferences of the preferred stock without a vote of our shareholders, subject to Nasdaq rules and regulations, our shareholders will have no control over what designations and preferences our future preferred stock, if any, will have.

The issuance of common stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of certain outstanding warrants will cause immediate and substantial dilution to existing shareholders.

Each holder of Series B Convertible Preferred Stock may, at its option, convert its shares of Series B Convertible Preferred Stock into 1.318 shares of common stock, or 1,318,000 shares of common stock in aggregate. The issuance of common stock upon conversion of the Series B Convertible Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders.

The availability of shares of common stock upon conversion of the Series B Convertible Preferred Stock for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock upon the conversion of our Series B Convertible Preferred Stock and/or upon exercise of outstanding warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock upon the conversion of our Series B Convertible Preferred Stock and upon exercise of warrants, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon the conversion of our Series B Convertible Preferred Stock and upon exercise of warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of the Series B Convertible Preferred Stock and warrants, then the value of our common stock will likely decrease.

Additionally, the warrants to purchase 3,000,000 shares of common stock which we granted effective September 30, 2024, which have an exercise price of $1.68 per share and a term of seven years, have cashless exercise rights, which means that such warrants can be exercised without paying us any cash and instead with the holder netting the value of the exercise price against the value of the shares issuable upon exercise thereof. Additionally, any shares of common stock issuable upon the cashless exercise of such warrants will likely be able to tack the holding period of such shares of common stock with the warrants.

The influx of any of these shares into the public market could potentially have a negative effect on the trading price of our common stock.

Future sales of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of January 27, 2025, we had 3,176,999 shares of common stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the Shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance upon exercise of the Warrants.

Risks Relating to Our Need For Additional Funding

Our current cash balance is only expected to be sufficient to fund our planned business operations until approximately December 2025, if we do not raise funding in this offering. If additional capital is not available, we may not be able to pursue our planned business operations, may be forced to change our planned business operations, or may take other actions that could adversely impact our stockholders, including seeking bankruptcy protection.

We are a clinical stage biotechnology company that is transitioning into the iGaming industry which currently has no revenue. Thus, our business does not generate the cash necessary to finance our planned business operations. We will require significant additional capital to: (i) protect our intellectual property; (ii) attract and retain highly-qualified personnel; (iii) respond effectively to competitive pressures; and (iv) acquire complementary businesses or technologies.

Our future capital needs depend on many factors, including: (i) the scope, duration and expenditures associated with our research, development and commercialization efforts as they relate to iGaming; (ii) the outcome of potential partnering or licensing transactions, if any; (iii) competing technological developments with regards to our iGaming platform; and (iv) protecting and supporting our proprietary patent positions.

We will need to raise substantial additional funds through public or private equity offerings, debt financings or strategic alliances and licensing arrangements to finance our planned business operations. We may not be able to obtain additional financing on terms favorable to us, if at all. General market conditions, rising interest rates and inflation, as well as global conflicts such as the ongoing conflict between Ukraine and Russia, and Israel and Hamas, may make it difficult for us to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities, further dilution to our stockholders will result, which may substantially dilute the value of their investment. Any equity financing may also have the effect of reducing the conversion or exercise price of our outstanding convertible or exercisable securities, which could result in the issuance (or potential issuance) of a significant number of additional shares of our common stock. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants that could limit our flexibility to conduct future business activities and, in the event of insolvency, could be paid before holders of equity securities received any distribution of our assets. We may be required to relinquish rights to our technologies or product candidates, or grant licenses through alliance, joint venture or agreements on terms that are not favorable to us, in order to raise additional funds. Our current cash balance is only expected to be sufficient to fund our planned business operations until approximately December 2025, if we do not raise funding in this offering. If adequate funds are not available, we may have to delay, reduce or eliminate one or more of our planned activities with respect to our business, or terminate our operations, or may be forced to seek bankruptcy protection. These actions would likely reduce the market price of our common stock.

We will need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

The Company has not generated any revenues and has incurred significant losses since inception. As of September 30, 2024, the Company had an accumulated deficit of $129,238,340 and a working capital deficit of $5,158,449, and for the nine months ended September 30, 2024, a net loss of $1,894,683 and cash used in operating activities of $529,906. The Company expects to invest a significant amount of capital to commercialize its iGaming assets and fund research and development. On September 29, 2024, the Company acquired certain source code and intellectual property relating to an online blockchain casino and plans to build and launch a fully operational casino operation as part of its future operations. The Company expects to invest a significant amount of capital to fund the development and operation of this business. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. As of January 27, 2025, we had cash on hand of approximately $4.0 million, which we expect will last us until December 2025, if we do not raise funding in this offering. Our Consolidated Financial Statements included herein have been prepared assuming we will continue as a going concern. As we are not generating revenues, we need to raise a significant amount of capital in order to pay our debts and cover our operating costs. While we have raised funds in the past through debt and the sale of equity, there is no assurance that we will be able to raise additional needed capital or that such capital will be available under favorable terms.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. We may never achieve profitable operations or generate significant revenues.

We currently have a monthly cash requirement of approximately $215,000. We believe that in the aggregate, we will require significant additional capital funding to support and expand our iGaming assets, the research and development and marketing of our products, fund future clinical trials, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from products are fully-implemented and begin to offset our operating costs, if ever.

Since our inception, we have funded our operations with the proceeds from equity and debt financing. We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the sale of equity and debt funding that is convertible into shares of our common stock to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue equity to fund our operations and fund our operating expenses for the foreseeable future. If we are unable to achieve operational profitability or we are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern. The Consolidated Financial Statements included herein have been prepared in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the Consolidated Financial Statements included herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. The Consolidated Financial Statements included herein also include a going concern footnote.

Additionally, wherever possible, the Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock, preferred stock or warrants to purchase shares of our common stock. The Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

We may not receive any additional amounts under our pre-merger directors’ and officers’ insurance policy in connection with certain litigation matters and may be forced to repay $2.57 million previously received.

On June 29, 2022, AmTrust International Underwriters DAC (“AmTrust”), which was the premerger directors’ and officers’ insurance policy underwriter for KBL, filed a declaratory relief action against the Company in the U.S. District Court for the Northern District of California (the “Declaratory Relief Action”) seeking a declaration that AmTrust is not obligated to reimburse the Company for fees advanced by the Company to Dr. Marlene Krauss and George Hornig, former officer and directors of the Company, under the directors’ and officers’ insurance policy.

On September 20, 2022, the Company filed its Answer and Counterclaims against AmTrust for bad faith breach of AmTrust’s insurance coverage obligations to the Company under the subject insurance policy, seeking at least $2 million in compensatory damages, and punitive damages. In addition, the Company brought a Third-Party Complaint against its excess insurance carrier, Freedom Specialty Insurance Company (“Freedom”) seeking declaratory relief that Freedom will also be required to honor its policy coverage as soon as the amount of AmTrust’s insurance coverage obligations to the Company has been exhausted. On October 25, 2022, AmTrust filed its Answer to the Company’s Counterclaims and, on October 27, 2022, Freedom filed its Answer to the Third-Party Complaint.

On November 22, 2022, the Company filed a Motion for Summary Adjudication against both AmTrust and Freedom.  The Motion was fully briefed and a hearing was held on March 9, 2023. The standard to prevail on a Motion for Summary Adjudication in the Court is high to prevail and requires a judge to find that there are no disputed issues of fact so that they can rule on the issues as a matter of law. In this instance the judge found three major issues could be decided as a matter of law in the Company’s favor and that one issue, the Change in Control exclusion, requires further discovery.

On April 21, 2023, the Court issued an Order Granting in Part and Denying in Part the Company’s Motion for Partial Summary Judgment.

Specifically, the Court granted summary adjudication in favor of the Company on the following issues: (a) that the Company is, in fact, an insured under both the AmTrust and Freedom insurance policies; (b) that certain SEC subpoena related expenses for defendants Dr. Marlene Krauss, the Company’s former Chief Executive Officer and Director, and George Hornig, the former Chairman of the Board, are within the basic scope of coverage under both the AmTrust and Freedom insurance policies; and (c) that the Insured vs. Insured exclusion relied upon by AmTrust and Freedom is not applicable to bar any such coverage.

The Court also found that there were issues of disputed facts as to the Change in Control exclusion contained within the policies, which therefore precluded the Court from granting the remainder of the Company’s requests for summary adjudication as a matter of law. Accordingly, the Court, at that time, denied the Company’s further requests for summary adjudication and deemed that for the time being, the Change in Control issue is to be determined at the time of trial, in order to find that the policies (i) provide coverage for the fees which the Company has advanced and will advance to Dr. Marlene Krauss and George Hornig; (ii) that AmTrust has breached the policy; (iii) that AmTrust must pay such expenses of the Company; and that, once the AmTrust policy has been exhausted, (iv) Freedom will be obligated to pay such expenses of the Company pursuant to its policy.

On August 4, 2023, the Court granted the Company’s request to file a second motion for partial summary judgment in the case, this one being on the issue of whether AmTrust should be required to advance to the Company the defense costs being incurred by Dr. Marlene Krauss and George Hornig during the pendency of the case. The Motion for Partial Summary Judgment was fully briefed by the parties, and a hearing for such Motion was held on January 11, 2024. After the matter was taken under submission, on February 12, 2024, the Court granted the Company’s Motion for Partial Summary Judgment against both AmTrust and Freedom, and ordered as follows: (a) AmTrust is obligated under its insurance policy with the Company to advance to the Company all defense costs in excess of the deductible that the Company has advanced, or will advance, to Dr. Krauss and Mr. Hornig in connection with certain SEC Subpoenas, and (b) upon exhaustion of the AmTrust insurance policy, Freedom is obligated to do the same pursuant to its excess liability insurance policy with the Company. This Order applies throughout the interim of the case, but does not constitute a final judgment, and both the Company and the two insurers retain their rights to contest all applicable issues at trial.

On April 16, 2024, AmTrust paid the Company $2.27 million in reimbursement of fees which the Company has advanced to Dr. Marlene Krauss and George Hornig, of which the Company received $1.5 million after the payment of attorney’s fees. On May 9, 2024, AmTrust paid the Company $300,140 in reimbursement of fees which the Company had advanced to Dr. Marlene Krauss and George Hornig, and the Company received $200,093 after the payment of attorney’s fees.

The Company, Freedom and Amtrust held a mediation conference on August 21, 2024, during which, the Company agreed to the terms of a settlement with Freedom, pursuant to which Freedom agreed to pay $125,000 to the Company, of which the Company received approximately $83,333 after the payment of legal fees. On September 23, 2024, Freedom paid the Company a further $125,000 in reimbursement of fees advanced by the Company, of which the Company received $76,639 after the payment of attorney’s fees. On September 5, 2024, the Company and Freedom executed a mutual release agreement. The total of $1,789,443 is included in other income on the Company’s unaudited consolidated statements of operations and comprehensive income.

A trial on the matters with AmTrust is currently scheduled for May 12, 2025 and the Company and AmTrust are scheduling mediation on February 27, 2025. A final judgment following trial could potentially confirm these obligations of the insurers or, alternatively, reverse and require the Company to repay all or portions of such advance payments, including up to and including the $2.57 million advanced by Freedom. There is no assurance at this time as to what the final judgment may entail.

While the Company continues to believe it has a strong case against AmTrust, there can be no assurance that the Company will prevail in this action. The final outcome of the litigation is unknown at this time and such final outcome could be materially adverse to the Company. In the event the Company were required to repay the $2.57 million advanced by AmTrust, it could materially adversely effect the Company’s ability to pay its expenses and its cash flows, significantly decrease the amount of funding available to support the Company’s business operations, force us to raise additional capital, which may be dilutive to existing stockholders, or force us to seek bankruptcy protection.

Risks Relating to Our Ineffective Disclosure Controls and Procedures

We have in the past, and may in the future, identify material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.

The Company’s management evaluated, with the participation of our principal executive officer and principal financial and accounting officer, the effectiveness of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act, as of the end of March 31, 2024, June 30, 2024 and September 30, 2024. Based on their evaluation, our principal executive officer and principal financial and accounting officer concluded that, as of March 31, 2024, June 30, 2024 and September 30, 2024, our disclosure controls and procedures were not effective to provide assurance at a reasonable level that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial and accounting officer, as appropriate, to allow timely decisions.

Management’s evaluation was based on the following material weaknesses in our internal control over financial reporting:

●	Ineffective controls: The Company’s review and control procedures did not operate at the appropriate level of precision to determine that reversals of year-end bonus accruals related to a discontinued R&D project should have been recorded as the forgiveness of a liability, and therefore an increase in Other Income on the income statement, as opposed to a reduction to R&D expense.

A material weakness is a control deficiency or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. As a company with limited accounting resources, a significant amount of management’s time and attention has been and will be diverted from our business to ensure compliance with these regulatory requirements.

Our management plans to establish procedures to monitor and evaluate the effectiveness of our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing necessary enhancements or improvements. Management expects to complete an assessment of the design and operating effectiveness of its internal controls over financial reporting during the fourth quarter of 2024. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management continues to take steps to develop and enhance its internal controls over financial reporting, and has implemented the following controls to remediate the above material weakness:

●	Implement an added layer of technical review by the SEC Reporting Director for one time significant entries to ensure appropriate classification is assessed.

We expect to incur costs of approximately $25,000 to $50,000 in connection with such remediation efforts.

Management will consider the material weakness to be fully remediated once the controls have been operating effectively for sufficient contiguous reporting periods, and after Management has validated the effective operation of the controls through testing.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and we are committed to remediating our material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations or may lose confidence in our reported financial information. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and Nasdaq, we could face severe consequences from those authorities. Any of these cases could result in a material adverse effect on our business, on our financial condition or have a negative effect on the trading price of our common stock and warrants. Further, if we fail to remedy any future deficiencies or maintain the adequacy of our disclosure controls and procedures and our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation against us or our management.

We can give no assurance that the measures we would take in the future will remediate any additional material weaknesses which could be identified, or restatements of our financial statements will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of those controls.

Further, in the future, if we cannot conclude that we have effective internal control over our financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified opinion regarding the effectiveness of our internal control over financial reporting (to the extent we may be required in the future), investors could lose confidence in the reliability of our financial statements, which could lead to a decline in our stock price. Failure to comply with reporting requirements could also subject us to sanctions and/or investigations by the SEC or Nasdaq, as applicable, or other regulatory authorities.

In addition, even if we would be successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC. This may require us to restate prior financial statements.

Risks Relating to Our Accounts Payable

Our accounts payable are significant, and we do not currently have sufficient funds to pay such accounts payable, all of which are past due.

We do not currently have adequate cash on hand, and do not expect to generate revenues, sufficient to pay down our significant accounts payable balance, which is currently approximately $2.3 million, all of which is past due as of the date of this prospectus. While we are actively working with creditors to attempt to satisfy amounts owed in shares of common stock, the issuance of which may cause dilution to existing stockholders, there can be no assurance that such creditors will agree to accept equity in lieu of cash. Such creditors may in the future exercise remedies, including suing the Company for nonpayment or attempting to force the Company into receivership. Creditor litigation may be costly and resource intensive, which could deplete our already limited available cash and/or force us to raise additional funding, which may be dilutive to existing stockholders or seek bankruptcy protection. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, holders of the Company’s common stock could suffer a total loss of their investment.

Risks Relating to Our Planned Online Casino Operations

We have no operating history in the gaming industry and have incurred significant operating losses since inception. We may never become profitable or, if achieved, be able to sustain profitability.

We have no operating history in the gaming industry upon which to base any assumption as to the likelihood that our gaming operations will prove successful, and we may never achieve profitable operations. We currently expect to incur net losses for the foreseeable future. Even if we do achieve profitability, there can be no guarantee that we will be able to sustain profitability. As a result of the acquisition of certain blockchain casino intellectual property, we plan to focus a portion of our attention on the online gaming industry, and we have limited experience in that industry. If we are unsuccessful in operating our business, it will have a material adverse impact on our business, financial condition and results of operations.

The online gaming industry is highly competitive, and if the Company fails to compete effectively, it could experience price reductions, reduced margins or loss of revenues.

The online gaming industry is highly competitive. A number of companies offer products and services that are similar to the Company’s planned online casino. The majority of the Company’s current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition, broader or more integrated product offerings, larger technical staffs and a larger installed customer base. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, develop superior products, and devote greater resources to the development, promotion and sale of online gaming operations than the Company can.

Because of the rapid growth of the gaming industry, and the relatively low capital barriers to entry in the software industry, the Company expects additional competition from other established and emerging companies. Additionally, the Company’s competitors could combine or merge to become more formidable competitors or may adapt more quickly than we can to new technologies, evolving industry trends and changing customer requirements.

Competition within the global entertainment and gaming industries is intense and the future offerings of the Company may not be able to compete against other competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If the Company’s offerings are not popular, the Company’s business could be harmed.

The Company plans to begin operating in the global gaming industry. The users of the Company’s planned online casino offering will face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and in-person casinos, are more well established and may be perceived by users to offer greater variety, affordability, interactivity and enjoyment. The Company’s planned products and services will compete with these other forms of entertainment for the discretionary time and income of end users. If we are unable to sustain sufficient interest in the Company’s planned products, services and offerings in comparison to other forms of entertainment, including new forms of entertainment, the Company’s business model may not be viable.

The Company will face the risk of fraud, theft, and cheating.

The Company will face the risk that third-parties, employees or consultants may attempt or commit fraud or theft or cheat using the Company’s products. Such risks include backdoors, nefarious code and other efforts. Failure to discover such acts or schemes in a timely manner could result in losses in the Company’s operations and those of the Company’s future customers. Negative publicity related to such acts or schemes could have an adverse effect on the Company’s reputation, potentially causing a material adverse effect on the Company’s business.

We will be reliant on third-party gaming content for our games.

We expect to be reliant on third-parties for our gaming content and to have no control over the providers of our content. Our business could be adversely affected if our access to games is limited or delayed.

We expect that in the future our access to gaming content will be controlled by one or a small number of entities, who, if they work together, could materially limit our access to games and other content and available providers may not choose to license games to us. Our business may be adversely affected if our access to games is limited or delayed because of deterioration in our relationships with one or more of these providers or if they choose not to license to us for any other reason.

Even if we are able to secure rights to gaming content from providers or creators, external groups may object and may exert pressure on third parties to discontinue licensing rights to us, hold back content from us, or increase content fees. Content providers also may attempt to take advantage of their market power to demand onerous financial terms from us. If any of these content providers were to not enter into contracts with us, or renew contracts at their expiration, fail to meet their contractual obligations, or cease operations for any reason, and if no suitable alternative providers were available, we could be unable to operate our planned gaming platform. Our inability to retain such third-party providers or find suitable alternate providers in a timely manner could lead to significant costs and disruptions that could prevent us from generating revenues, reduce our future revenue, harm our business reputation, and have a material adverse effect on our financial condition and results of operations.

The cost of gaming content may be material and may be greater than our revenues, resulting in future net losses.

To the extent that we are unable to license a large amount of content or the content of certain popular games, our business, operating results, and financial condition could be materially harmed.

The Company will rely on third party cloud services and such providers or services may encounter technical problems and service interruptions.

The Company expects to host its future services on a combination of proprietary and cloud servers. Such servers have in the past and may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. The Company will not have control over the operations of the facilities or infrastructure of the third-party service providers that they use. Such third parties’ facilities are vulnerable to damage or interruption from natural disasters, cybersecurity attacks, terrorist attacks, power outages and similar events or acts of misconduct. We expect that the continuing and uninterrupted performance of the Company’s platform will be critical to our success. The Company may experience, interruptions, delays and outages in service and availability from these third-party service providers from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. In addition, any changes in these third parties’ service levels may adversely affect our ability to meet the requirements of the Company’s users. Since our platform’s continuing and uninterrupted performance is expected to be critical to our success, sustained or repeated system failures would reduce the attractiveness of our offerings. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as the Company expands, and the usage of our offerings increases. Any negative publicity arising from these disruptions could harm our reputation and brand and may adversely affect the usage of our offerings. Any of the above circumstances or events may harm our reputation, reduce the availability or usage of our platform, lead to a significant loss of revenue, increase our costs, and impair our ability to attract new customers, any of which could adversely affect our business, financial condition, and results of operations.

Malfunctions of third-party communications infrastructure, hardware and software may expose the Company to a variety of risks it cannot control.

The business of the Company is expected to depend upon the capacity, reliability and security of the infrastructure owned by third parties over which the Company’s offerings are deployed. The Company has no control over the operation, quality, or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment. The Company instead will depend on these companies to maintain the operational integrity of their connections. If one or more of these companies is unable or unwilling to supply or expand their levels of service in the future, the operations of the Company could be adversely impacted. Also, to the extent the number of users of networks utilizing the Company’s future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that the products and services of the Company do not function properly and could therefore adversely affect the Company’s ability to attract and retain licensees, strategic partners, and customers.

The Company’s planned online casino is part of a new and evolving industry, which presents significant uncertainty and business risks.

The gaming platforms, systems and gaming content industries are relatively new and continue to evolve. Whether these industries grow and whether their business will ultimately succeed, will be affected by, among other things, mobile platforms, legal and regulatory developments (such as passing new laws or regulations or extending existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that are unable to be predicted and which are beyond the control of the Company.

Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than the Company is at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, the Company may become subject to additional compliance-related costs, including regulatory infractions, licensing, and taxes. If our product offerings do not obtain popularity or maintain popularity, or if we fail to grow in a manner that meets our expectations, or if we cannot offer product offerings in particular jurisdictions that may be material to our business, then our results of operations and financial condition could be harmed.

Additionally, possible future changes in governmental regulations pose material risks to the Company. These changes may include amendments to existing rules or the introduction of new ones, shifts in regulatory focus or policy, or changes in the enforcement or interpretation of current rules and policies. These could lead to increased compliance costs, restrictions or prohibitions on current operations, or required alterations to the way the Company’s then services are offered or marketed, any of which may result in a material adverse effect on the results of operations and financial condition of the Company.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact the ability of the Company to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancellation of existing licenses in other jurisdictions.

Compliance with the various regulations applicable to online gaming is costly and time-consuming. Regulatory authorities at the federal, state and local levels (both in the U.S. and in foreign jurisdictions) have broad powers with respect to the regulation and licensing of real money online gaming operations and may revoke, suspend, condition or limit the licenses of the Company, impose substantial fines on us, and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. We do not currently hold any licenses and will need to obtain licenses in the future to operate our planned online blockchain casino. Such licenses may not be available in the timeframe we expect, may be more costly, or may require us to undertake various resource intensive actions to obtain. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. The Company strives to comply with all applicable laws and regulations relating to its business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose the Company to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect the business of the Company.

The future gaming licenses of the Company could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause the Company to cease offering some or all of its offerings in the impacted jurisdictions. The Company may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations. The delay or failure to obtain or maintain licenses by the Company in any jurisdiction may prevent it from distributing its offerings, increasing its customer base and/or generating revenues. The Company may not be able to obtain and maintain the licenses and related approvals necessary to conduct its operations. Any failure by the Company or its customers to maintain or renew existing licenses, registrations, permits or approvals could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

The product offerings of the Company must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed.

If the Company fails to obtain necessary gaming licenses in a given jurisdiction, we would likely be prohibited from distributing and providing our product offerings in that particular jurisdiction. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software) then we cannot offer the same in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions. We may not be able to obtain all necessary licenses in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. If the Company is unable to overcome the barriers to entry, it will materially affect our results of operations and future prospects.

To the extent new online gaming jurisdictions are established or expanded, the Company cannot guarantee it will be successful in penetrating such new jurisdictions or expanding its business or customer base in line with the growth of existing jurisdictions. As the Company directly or indirectly enters into new markets, it may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If the Company is unable to effectively develop and operate directly or indirectly within these new markets or if its competitors are able to successfully penetrate geographic markets that it cannot access or where it faces other restrictions, then the Company’s business, operating results and financial condition could be impaired. The failure of the Company to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on its business.

Legislative and regulatory changes could negatively affect the business of the Company and the business of its customers.

Legislative and regulatory changes may affect demand for or place limitations on the Company’s future operations. Such changes could affect the Company in a variety of ways. Legislation or regulation may introduce limitations on their products or opportunities for the use of our products and could foster competitive products. Our business will likely also suffer if our products become obsolete due to changes in laws or the regulatory framework. Moreover, legislation to prohibit, limit or add burdens to our business may be introduced in the future in jurisdictions where gaming has been legalized. In addition, from time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations or which may otherwise adversely impact our operations in the jurisdictions in which we then operate and will operate in the future.

Legislative or regulatory changes negatively impacting the gaming industry as a whole could also decrease the demand for our future products. Opposition to gaming could result in restrictions or even prohibitions of gaming operations in any jurisdiction or could result in increased taxes on gaming revenues. Tax matters, including changes in state, federal or other tax legislation or assessments by tax authorities could have a negative impact on our business. A reduction in growth of the gaming industry or in the number of gaming jurisdictions or delays in the opening of new or expanded casinos could reduce demand for our products. Changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction may have a material adverse effect on our existing and proposed foreign and domestic operations. Any such adverse change in the legislative or regulatory environment could have a material adverse effect on our business, results of operations or financial condition.

The gaming industry is highly regulated, and the Company must adhere to various regulations and maintain applicable licenses to operate. Failure to abide by regulations or maintain applicable licenses could be disruptive to our business and could adversely affect our operations.

The Company and its planned products are, and will be, subject to extensive regulation under federal, state, local and foreign laws, rules and regulations of the jurisdictions in which we do business and our planned products are used. Such entities currently block direct access to wagering on websites from jurisdictions in which they do not have a license to operate through IP address filtering. Individuals are required to enter their age upon gaining access to their platforms and any misrepresentation of such users age will result in the forfeiting of his or her deposit and any withdrawals from such users account requires proof of government issued identification. In addition, payment service providers use their own identify and internet service provider (ISP) verification software. Despite all such measures, it is conceivable that a user, underage, or otherwise could devise a way to evade the Company’s blocking measures and access its website from the United States or any other foreign jurisdiction in which the Company is not then permitted to operate.

Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, the Company may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations and our ability to maintain key personnel, and our efforts to comply with any new licensing regulations will increase our costs.

A reduction in discretionary consumer spending, from an economic downturn or disruption of financial markets or other factors, could negatively impact the financial performance of the Company as it develops its iGaming business.

Gaming and other leisure activities that the Company plans to offer represent discretionary expenditures and players’ participation in those activities may decline if discretionary consumer spending declines, including during economic downturns, when consumers generally earn less disposable income. Changes in discretionary consumer spending or consumer preferences are driven by factors beyond the Company’s control, such as:

●	perceived or actual general economic conditions;

●	fears of recession and changes in consumer confidence in the economy;

●	high energy, fuel and other commodity costs;

●	the potential for bank failures or other financial crises;

●	a soft job market;

●	an actual or perceived decrease in disposable consumer income and wealth;

●	increases in taxes, including gaming taxes or fees; and

●	terrorist attacks or other global events.

During periods of economic contraction, the Company may not be able to generate expected or any revenues, while most of the Company’s costs remain fixed and some costs even increase, resulting in decreased earnings.

The Company will face cyber security risks that could result in damage to the Company’s reputation and/or subject them to fines, payment of damages, lawsuits and restrictions on the Company’s use of data.

The information systems and data of the Company, including those the Company maintains with the Company’s third-party service providers, may be subject to cyber security breaches in the future. Computer programmers and hackers may be able to penetrate the Company’s network security and misappropriate, copy or pirate the Company’s confidential information or that of third parties, create system disruptions or cause interruptions or shutdowns of the Company’s internal systems and services. The Company’s websites may become subject to denial-of-service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack the Company’s products or otherwise exploit any security vulnerabilities of the Company’s products. Also, there is a growing trend of advanced persistent threats being launched by organized and coordinated groups against corporate networks to breach security for malicious purposes.

The techniques used to obtain unauthorized, improper, or illegal access to the Company’s systems, the Company’s data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched. Although the Company has developed, and plans to develop, systems and processes designed to protect the Company’s data and customer data and to prevent data loss and other security breaches and expects to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security.

Disruptions in the availability of their computer systems, through cyber-attacks or otherwise, could damage our computer or telecommunications systems, impact our ability to service our customers, adversely affect our operations and results of operations, and have an adverse effect on our reputation. The costs to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of future customers and may impede our sales, distribution and other critical functions. We may also be subject to regulatory penalties and litigation by customers and other parties whose information has been compromised, all of which could have a material adverse effect on our business, results of operations and cash flows.

Risks Relating to Our Plans to Allow Players to Deposit and Withdraw Cryptocurrency

Bitcoin, Ethereum, Litecoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

As described in greater detail above under “Prospectus Summary—Our Company— Planned iGaming Casino Operations—D. B2B Focus: Blockchain-Enabled Technology Platform”, we plan to initially offer waging in only bitcoin, Ethereum, and Litecoin. In the future, we may also allow wagering in FIAT, provided that we do not plan to offer the ability withdraw a different type of cryptocurrency or currency than deposited or to exchange between cryptocurrencies or currencies. Wagers and payouts will be made only with the same cryptocurrency. For example, if a user places a wager in Ethereum, they can only win additional Ethereum and will only be able to withdraw Ethereum upon the settlement of any wager.

Bitcoin, Ethereum, Litecoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin, Ethereum, Litecoin and other digital assets.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin, Ethereum, Litecoin and other digital assets or the ability of individuals or institutions such as us to own or transfer bitcoin, Ethereum, Litecoin and other digital assets. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023, became law. Additionally, acting Chairman of the SEC, Mark T. Uyeda, in January 2025, launched a cryptocurrency task force to develop “a comprehensive and clear regulatory framework” for cryptocurrency assets. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin, Ethereum, Litecoin and other digital assets and therefore the value of our assets, and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital assets iGaming strategy are relatively novel and may create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin, Ethereum, Litecoin and other digital assets in particular, may also impact the price of such digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin, Ethereum, Litecoin and other digital assets may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, Ethereum, Litecoin and other digital assets, institutional demand for such digital assets as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for such digital assets as a means of payment, and the availability and popularity of alternatives to bitcoin, Ethereum, Litecoin and other digital assets. Even if growth in adoption of digital assets occurs in the near or medium-term, there is no assurance bitcoin, Ethereum, Litecoin and other digital assets usage will continue to grow over the long-term.

Because bitcoin, Ethereum, Litecoin and other digital assets have no physical existence beyond the record of transactions on the blockchain, a variety of technical factors related to the blockchain could also impact the price of bitcoin, Ethereum, Litecoin and other digital assets. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of digital asset transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the blockchain and negatively affect the price of bitcoin, Ethereum, Litecoin and other digital assets. The liquidity of bitcoin, Ethereum, Litecoin and other digital assets may also be reduced and damage to the public perception of bitcoin, Ethereum, Litecoin and other digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, Ethereum, Litecoin and other digital assets, provide digital asset-related services or accept digital assets as payment, which could also decrease the price of digital assets. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the bitcoin blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin and/or other digital assets.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Regulatory change reclassifying bitcoin or other digital assets as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin, Ethereum, Litecoin and other digital assets and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus. We also do not plan to be an “investment company” or to register under the 1940 Act following the date of this prospectus.

While senior SEC officials have previously stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act in the future, if the portion of our assets consists of investments in bitcoins (or other digital assets) exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We plan to monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin (or other digital assets) are determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins (or other digital assets) that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins (or other digital assets) that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins (or other digital assets) at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin (or other digital assets) are determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin (or other digital assets) and in turn adversely affect the market price of our common stock.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a certain degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

Given the complexity of the crypto assets in the market, if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny and inquiries. It is possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that bitcoin or Ethereum are securities (in their current form). Despite the conclusions we may draw based on our risk-based assessment regarding the likelihood of a particular crypto asset, all other crypto assets may be considered a 'security' under applicable laws.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We plan to put into place procedures to analyze whether crypto assets that we plan to allow uses to bet with could be deemed to be a “security” under applicable laws. Our policies and procedures are not expected to constitute a legal standard, but rather to represent a framework for our analysis, which will permit us to make a risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. The risk-based assessments made by the company and are not a legal standard or binding on any regulatory body or court. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that a crypto asset supported on our platform is a “security” under applicable laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

There can be no assurances that we will properly characterize any given crypto asset as a security or non-security for purposes of determining whether our platform will support such crypto asset, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that a supported crypto asset is a security, we may be further to additional compliance requirements and/or may be unable to offer customers the right to bet in such digital asset. In addition, we could be subject to judicial or administrative sanctions, which could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Furthermore, if we remove any digital assets from our platform in the future, our decision may be unpopular with users and may reduce our ability to attract and retain customers.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin and other digital assets. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin and other digital assets or the ability of individuals or institutions such as us to own or transfer bitcoin and other digital assets. For examples, see “— Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If bitcoin or other digital assets are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and such other digital assets, the value of our assets, and in turn adversely affect the market price of our common stock. See “— Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock” above. Moreover, the risks of us engaging in the digital asset iGaming industry create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our digital asset holdings are expected to less liquid and more volatile than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto currency markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin or other digital assets at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin and other digital assets we hold with our custodians and transact with our trade execution partners do not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin and other digital assets or otherwise generate funds using our bitcoin and other digital holdings, including in particular during times of market instability or when the price of bitcoin (or certain other digital assets) have declined significantly. If we are unable to sell our bitcoin and other digital assets, enter into additional capital raising transactions using bitcoin or our other digital holdings as collateral, or otherwise generate funds using our digital asset holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin and other digital assets, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin or other digital assets and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin and other digital assets we plan to own are expected to held in custody accounts at U.S.-based institutional-grade digital asset custodians, or equivalent international institutional-grad digital asset custodians in developed jurisdictions. Security breaches and cyberattacks will be of particular concern with respect to our bitcoin and digital asset holdings. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin or other digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin or other digital assets;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin or other digital assets network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin and other digital assets, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Intellectual property rights claims may adversely affect the operation of some or all crypto asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of crypto assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all crypto asset networks’ long-term viability or the ability of end-users to hold and transfer crypto assets may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all crypto asset networks or holding or transferring their crypto assets. As a result, an intellectual property claim against us or other large crypto asset network participants could adversely affect an investment in us.

The impact of geopolitical and economic events on the supply and demand for crypto assets, including bitcoin, is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other crypto assets, which could increase the price of bitcoin and other crypto assets rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar, although not identical, to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in bitcoin as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, bitcoin, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in securities. Political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Such events could have a material adverse effect on our business, prospects or operations and the value of any bitcoin we hold.

The characteristics of crypto assets have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams; all of which may have an adverse effect on the market for, and regulation of, crypto assets, and our operations.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, that make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Two prominent examples of marketplaces that accepted digital currency payments for illegal activities include Silk Road, an online marketplace on the dark web that, among other things, facilitated the sale of illegal drugs and forged legal documents using digital currencies and AlphaBay, another darknet market that utilized digital currencies to hide the locations of its servers and identities of its users. Both of these marketplaces were investigated and closed by U.S. law enforcement authorities. U.S. regulators, including the SEC, Commodity Futures Trading Commission, and Federal Trade Commission, as well as non-U.S. regulators, have taken legal action against persons alleged to be engaged in Ponzi schemes and other fraudulent schemes involving digital currencies. In addition, in July 2021, the Federal Bureau of Investigation noted the increasing use of digital currency in various ransomware scams.

While we expect that our risk management and compliance framework, which is planned to include thorough reviews as part of our due diligence process (either in connection with onboarding new customers or monitoring existing customers), will be reasonably designed to detect any such illicit activities conducted by our customers, we may not be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur we or our potential banking counterparties may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. Future negative perceptions regarding digital currencies as a result of the above, or future governmental regulation, may have an adverse effect on the market for, and regulation of, crypto assets, and our operations.

Incorrect or fraudulent digital asset transactions may be irreversible.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital assets from the transaction. In theory, digital asset transactions may be reversible with the control or consent of a majority of the processing power on the network, however, we do not expect that we could in the future, possess sufficient processing power to effect this reversal, nor is it likely that sufficient consensus on the relevant network could or would be achieved to enable such a reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of digital assets or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. In the past, hackers have successfully employed a social engineering attack against certain service providers and misappropriated digital assets. To the extent that we are unable to recover our losses from such action, error or theft, such events could result in significant losses, hurt our brand and reputation, and adversely impact our business.

The decentralized nature of crypto asset systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of crypto asset systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many crypto asset systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of the bitcoin system leads to ineffective decision making that slows development and growth of bitcoin, the value of our securities may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin or other crypto assets, participate in blockchains or utilize similar crypto assets in one or more countries, the ruling of which would adversely affect us.

Although currently crypto assets generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action in the past, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these crypto assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in bitcoin and other crypto assets for consumer transactions and banking institutions are barred from accepting deposits of bitcoin and in China, crypto trading and mining is banned altogether. Such restrictions may adversely affect us as the large-scale use of bitcoin as a means of exchange is presently confined to certain regions globally. Such circumstances have a material adverse effect on our business, prospects or operations and potentially the value of any digital assets we hold, and harm investors.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our crypto assets for which no person is liable.

The crypto assets held by us will not be insured. Therefore, a loss may be suffered with respect to our crypto assets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

Digital assets held by us are not subject to FDIC or SIPC protections.

We do not plan to hold our crypto assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our crypto assets are not expected to be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2024 (File No. 001-38105) (as amended, the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024 (File No. 001-38105), the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024 (File No. 001-38105) and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024 (File No. 001-38105);

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 12, 2024, to the extent filed and not furnished with the Commission;

(c)	The Company’s Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 16, 2024, January 17, 2024, January 29, 2024, February 16, 2024, February 20, 2024, February 26, 2024, February 28, 2024, February 29, 2024, March 1, 2024, March 8, 2024, March 11, 2024, March 14, 2024, April 19, 2024, May 9, 2024, May 15, 2024, May 21, 2024, July 2, 2024, July 23, 2024, July 30, 2024, September 9, 2024, September 12, 2024, October 3, 2024, October 9, 2024, October 16, 2024, October 16, 2024, October 21, 2024, October 29, 2024, October 29, 2024, December 4, 2024, December 12, 2024, December 18, 2024, December 30, 2024, December 31, 2024, and January 2, 2025 (File No. 001-38105); and

(d)	The description of the Company’s common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to: Attention: Corporate Secretary, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, telephone (650) 507-0669. The documents incorporated by reference may be accessed on the “Investors”—”SEC Filings”—”All SEC Filings” page of our website at www.180lifesciences.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements under federal securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, including those incorporated by reference into the section entitled “Risk Factors” herein.

In particular, forward-looking statements include, but are not limited to, any statements that are not statements of current or historical facts, such as statements relating to our expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our product candidates, the accuracy of our estimates regarding expenses, future revenues and capital requirements, our ability to execute our plans to develop and market new drug products and the timing and costs of these development programs, and estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements.

Such statements are based on management’s current expectations and include, but are not limited to:

●	The need for additional funding, including that our current cash on hand is expected to last us until only December 2025, if we do not raise funding in this offering, our ability to raise funding in the future, the terms of such funding, and dilution caused thereby;

●	our ability to create or purchase a front end for our back end blockchain casino intellectual property assets, commercialize our planned blockchain casino, obtain required licenses and customers, and come to mutually agreeable contractual terms with third parties and suppliers, and ultimately generate revenues through such operations;

●	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our product candidates;

●	the uncertainties associated with the clinical development and regulatory approval of the Company’s drug candidates, including potential delays in the enrollment and completion of clinical trials, issues raised by the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA) and the U.K. Medicines and Healthcare products Regulatory Agency (MHRA);

●	regulatory developments in the United States and foreign countries;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	current negative operating cash flows and our potential ability to obtain additional financing to advance our business and the terms of any further financing, which may be highly dilutive and may include onerous terms;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the Company’s reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies, the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements;

●	the terms of the Company’s current licensing agreements, and the termination rights associated therewith;

●	estimates of patient populations for the Company’s planned products;

●	unexpected adverse side effects or inadequate therapeutic efficacy of drug candidates that could limit approval and/or commercialization, or that could result in recalls or product liability claims;

●	the Company’s ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities;

●	challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; and uncertainty of commercial success;

●	the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs;

●	changing rates of inflation and interest rates, and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict, and Israel/Hamas conflict) and other large-scale crises;

●	estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements;

●	the review and evaluation of strategic transactions and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof;

●	our ability to maintain our listing of our common stock and public warrants on the Nasdaq Capital Market;

●	the reliance on suppliers of third-party gaming content and the cost of such content;

●	the ability of the Company to obtain gaming licenses;

●	the Company’s reliance on its management;

●	the potential effect of economic downturns, recessions, changes in interest rates and inflation, and market conditions, including recessions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects as a result of increased inflation, increasing interest rates, global conflicts and other events;

●	the Company’s ability to protect its proprietary information and intellectual property (IP);

●	the ability of the Company to compete in the iGaming market;

●	the effect of current and future regulation, the Company’s ability to comply with regulations (both current and future) and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business;

●	the ability to compete against existing and new competitors;

●	the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments;

●	general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns; and

●	other risks and uncertainties, including those described under “Risk Factors”, herein.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements included herein speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Use of Proceeds

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares in this offering. However, if all of the Warrants that are covered by this prospectus are exercised for cash, we may receive proceeds of up to approximately $5,586,222. We cannot predict when, or if, the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised for cash. We intend to use any proceeds from the exercise of the Warrants for operationalizing and developing our recently acquired Gaming Technology Platform, and general corporate and legal expenses. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

Dividend Policy

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Beneficial Ownership of Securities

Security Ownership of Management and Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of our voting stock as of January 27, 2025 (the “Date of Determination”), held by (i) each stockholder known by us to beneficially own more than 5% of the outstanding shares of any class of voting stock; (ii) our directors; (iii) our Named Executive Officers as defined in the Summary Executive Compensation Table, below; and (iv) all current directors and executive officers as a group. Except where noted, all holders listed below have sole voting power and investment power over the shares beneficially owned by them. Unless otherwise noted, the address of each person listed below is c/o 180 Life Sciences Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain of our stockholders, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock**	Number of Shares of Series B Convertible Preferred Stock Owned (1)	Percent of Series B Convertible Preferred Stock	Percentage of Voting Power (2)
Blair Jordan	-		-	-	-	-
Ryan Smith	-		-	-	-	-
Lawrence Steinman	3,389		*	-	-	*
Jay Goodman	-		-	-	-	-
Stephen H. Shoemaker	-		-	-	-	-
James N. Woody£	-		-	-	-	-
Omar Jimenez£				-	-	-
Jonathan Rothbard£	1,475		*	-	-	*
Ozan Pamir£	-		-	-	-	-
Quan Anh Vu£	-		-	-	-	-
All officers and directors as a group (5 persons)	3,389		*	-	-	*
5% Stockholders
Elray Resources Inc. (3)	4,318,000	(4)	64.0%	1,000,000	100.0%	29.3	%(5)

*	Less than one percent.

**	Percentages based upon 3,176,999 shares of our common stock issued and outstanding at January 27, 2025.

£	Former Named Executive Officer, no longer serving as an officer or director of the Company. Beneficial ownership is based on either (a) the last beneficial ownership disclosed to the Company from such persons; or (b) the record shareholders list of the Company as of the Date of Determination, and may not reflect the total number of shares of common stock of the Company beneficially owned by the noted individual as of such date.

(1)	The Company’s 1,000,000 outstanding shares of Series B Convertible Preferred Stock, each vote 1.318 voting shares on all stockholder matters, provided that any fractional voting shares held by any stockholder, aggregating the voting rights of all shares of Series B Convertible Preferred Stock held by such stockholder, are rounded down to the nearest whole share.

(2)	Based on a total of 4,494,999 voting shares as of the date of this prospectus, which includes (a) 3,176,999 shares voted by the common stock holders and (b) 1,318,000 voting shares voted by the Series B Convertible Preferred Stock holder (see footnote (1)).

(3)	Address: 3651 Lindell Road, Suite D131, Las Vegas, NV, 89103. The securities held by Elray Resources, Inc. are beneficially owned by Anthony Brian Goodman, its Chief Executive Officer. The information included in this footnote is based on information reported on Schedule 13D filed by Elray Resources, Inc. with the SEC on January 10, 2025, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(4)	Includes 1,318,000 shares of common stock issuable upon conversion of the 1,000,000 outstanding shares of Series B Convertible Preferred Stock held by Elray Resources, Inc. and 3,000,000 shares of common stock issuable upon exercise of the Purchase Warrants held by Elray Resources, Inc., which each have an exercise price of $1.68 per share and cashless exercise rights.

(5)	Representing the voting rights of the Series B Convertible Preferred Stock, which vote in aggregate 1,318,000 voting shares on all stockholder matters.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company, except that Elray Resources, Inc., the holder of all 1,000,000 shares of our outstanding Series B Convertible Preferred Stock has the right, at any time, to convert such 1,000,000 shares of common stock into 1,318,000 shares of common stock and also holds Purchase Warrants to purchase up to 3,000,000 shares of common stock with an exercise price of $1.68 per share. If converted and exercised in full (for cash), the 4,318,000 shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the Purchase Warrants would constitute 57.6% of our then outstanding shares of common stock and would represent a change of control of the Company.

Executive and Director Compensation

Summary Executive Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2024 and 2023. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2024 and 2023, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation	All Other Compensation ($)			Total ($)
Blair Jordan(1)	2024	$140,107	(7)	$—	$—	$—		$—		$—		$140,107
Interim Chief Executive Officer
James N. Woody(2)	2024	$—		$—	$—	$—		$—		$100,250	(10)	$100,250
Former CEO and Former Director	2023	$567,775		$—	$—	$39,025	(8)	$—		$50,000	(11)	$656,800
Omar Jimenez(3)	2024	$74,479		$—	$—	$—		$—		$53,584	(12)	$128,063
Former CFO
Ozan Pamir(4)	2024	$285,000		$—	$—	$—		$—	$			$285,000
Former CFO	2023	$387,741		$—	$—	$7,805	(9)	$—		$22,500	(11)	$418,046
Quan Anh Vu(5)	2023	$—		$—	$—	$—		$—		$384,475	(13)	$384,475
Former COO and CBO
Jonathan Rothbard(6)	2024	$—		$—	$—	$—		$—		$200	(14)	$200
Former Chief Scientific Officer	2023	$250,342		$—	$—	$7,805	(9)	$—		$10,000	(11)	$268,147

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. Option Awards and Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Note 12 — Stockholders’ Equity” to the audited financial statements incorporated by reference herein. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(1)	On February 28, 2024, Mr. Blair Jordan was appointed to the Board of Directors of the Company. On May 7, 2024, Mr. Jordan was appointed as Interim Chief Executive Officer of the Company.

(2)	On May 7, 2024, Dr. James N. Woody resigned as Chief Executive Officer (Principal Executive Officer), and as a member of the Board of Directors, of the Company effective the same date, and entered into a Separation and Release Agreement with the Company the total fair value of which is included above in “All Other Compensation”. The Separation and Release Agreement is discussed in greater detail below.

(3)	Mr. Omar Jimenez was appointed as a member of the Board of Directors of the Company on March 7, 2024, and as Chief Financial Officer of the Company on September 11, 2024, effective September 30, 2024. Mr. Jimenez resigned as Chief Financial Officer of the Company on December 16, 2024.

(4)	On September 10, 2024, Mr. Ozan Pamir, the Chief Financial Officer (Principal Financial/Accounting Officer) and Secretary of the Company tendered his resignation to the Board effective September 30, 2024.

(5)	On October 29, 2021, the Board appointed Mr. Quan Anh Vu as Chief Operating Officer/Chief Business Officer (“COO/CBO”) of the Company. On October 27, 2021, and effective on November 1, 2021, the Company entered into an Employment Agreement with Quan Ahn Vu. In consideration for performing services under the agreement, the Company agreed to pay Mr. Vu a starting salary of $390,000 per year. Mr. Vu’s employment agreement was terminated effective January 15, 2023.

(6)	On May 7, 2024, Dr. Jonathan Rothbard resigned as Chief Scientific Officer of the Company of the Company effective the same date, and entered into a Separation and Release Agreement with the Company, the total fair value of which is included in “All Other Compensation”, above. The Separation and Release Agreement is discussed in greater detail below.

(7)	Represents amount paid through Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan).

(8)	Represents the value of ten-year options to purchase 3,948 shares of common stock with an exercise price of $12.73 per share which were granted on September 4, 2023, which have since expired unexercised.

(9)	Represents the value of ten-year options to purchase 790 shares of common stock with an exercise price of $12.73 per share which were granted on September 4, 2023, which have since expired unexercised.

(10)	On May 7, 2024, Dr. James N. Woody resigned as Chief Executive Officer of the Company and entered into a Separation and Release Agreement with the Company. Under the Separation Agreement, the Company agreed to (a) pay Dr. Woody $50,000 in cash, less all applicable withholdings and required deductions; (b) issue Dr. Woody 25,000 fully-vested shares of the Company’s common stock; and (c) provide Dr. Woody the right to earn an additional $50,000 in the event we complete a change of control transaction within 24 months of the resignation date or we raise at least $5 million within 12 months from the resignation date, the total fair value of which is included above in “All Other Compensation”.

(11)	Represents amounts paid in consideration for a bonus for fiscal 2021, which were paid in fiscal 2023.

(12)	Includes $48,334 paid as consideration for services rendered as a member of the Board of Directors during 2024 and $5,270 of health insurance premiums.

(13)	Represents $368,225 paid to Mr. Vu pursuant to the terms of a settlement agreement in connection with the termination of his employment agreement.

(14)	On May 7, 2024, Dr. Jonathan Rothbard resigned as Chief Scientific Officer of the Company effective the same date, and entered into a Separation and Release Agreement with the Company. Under the Separation Agreement, the Company agreed to pay Dr. Rothbard $200 in cash, less all applicable withholdings and required deductions, the total fair value of which is included in “All Other Compensation”, above.

Bonuses

No bonuses were paid to the officers named in the table above during the fiscal year ended December 31, 2024 or 2023.

Current Compensation Agreements

Jordan Consulting Agreement

On May 7, 2024, the Company entered into an Executive Consulting Agreement with Mr. Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan) (“Jordan Consulting” and the “Jordan Consulting Agreement”). Pursuant to the Jordan Consulting Agreement, the Company agreed to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Interim Chief Executive Officer of the Company. The Jordan Consulting Agreement has a term through April 30, 2025, unless otherwise terminated pursuant to the terms of the agreement (discussed below) and provides for Mr. Jordan to act as Interim Chief Executive Officer of the Company, and to be paid $216,000 per year in consideration for services rendered to the Company, plus a $250,000 bonus in the event that the Company completes a Corporate Transaction. A “Corporate Transaction” includes any corporate transaction by the Company, which occurs during the term, including but not limited to any merger, reverse merger, acquisition, disposal, joint-venture and/or investment involving the Company, which results in a Change of Control of the Company. For the purpose of the Agreement “Change of Control” means any corporate transaction pursuant to which the ownership of an aggregate of 50.1% or more of the outstanding shares of the Company is held by one or more parties after completing the Corporate Transaction.

Notwithstanding the above, the Board of Directors, with the recommendation of the Compensation Committee, may grant Mr. Jordan bonuses from time to time in its discretion, in cash or equity. The Jordan Consulting Agreement includes customary confidentiality, non-disclosure and proprietary right requirements of Jordan Consulting and Mr. Jordan, and a prohibition on Jordan Consulting and Mr. Jordan competing against us during the term of the agreement.

The Jordan Consulting Agreement terminates automatically upon the completion of a Corporate Transaction (provided we pay the transaction bonus discussed above). We have the right to terminate the Jordan Consulting Agreement at any time, provided that if we terminate the agreement after 60 days and prior to completion of a Corporate Transaction, then we agreed to pay Jordan Consulting $75,000 in connection with such termination, within 60 days of such termination.

We are also able to terminate the Jordan Consulting Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Jordan if as a result of which Mr. Jordan is unable to perform services for a period in excess of 60 days; (b) in the event Mr. Jordan or a related party to Mr. Jordan ceases to own or control 100% of Jordan Consulting; (c) the Board terminating the Jordan Consulting Agreement for just cause where “just cause” means any of the following events: (i) any material or persistent breach by Jordan Consulting or Mr. Jordan of the terms of the agreement; (ii) the conviction of Jordan Consulting or Mr. Jordan of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company; (iii) a willful failure or refusal by Jordan Consulting or Mr. Jordan to satisfy its respective obligations to the Company under the agreement including without limitation, specific lawful directives, reasonably consistent with the agreement, or requests of the Board; (iv) any negligent or willful conduct or omissions of Jordan Consulting or Mr. Jordan that directly results in substantial loss or injury to the Company; (v) fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (vi) any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy, provided that subject to certain limited exceptions, we must first give written notice to Jordan Consulting and Mr. Jordan, as applicable, advising them of the acts or omissions that constitute failure or refusal to perform their obligations and that failure or refusal continues after Jordan Consulting and Mr. Jordan, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice.

If the Company terminates the Jordan Consulting Agreement for just cause, we are required to pay Jordan Consulting any unpaid fees and/or unpaid and unreimbursed expenses accrued but unpaid prior to the effective termination date.

Mr. Jordan is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Jordan Consulting Agreement (discussed and described below), and there are no arrangements or understandings between Mr. Jordan and any other person pursuant to which Mr. Jordan was selected to serve as a director or officer of the Company, nor is Mr. Jordan a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company, including Mr. Jordan.

Prior Employment Agreements

Each of the salaries of the executives described below and certain of the compensation payable to the consultants described below, were subject to the increases in salary and the temporary salary accruals discussed below under “Payment of Back Pay; 2021 Bonuses and Increases in Salaries,” and “2024 Accruals”.

James N. Woody 180 Employment Agreement

James N. Woody, M.D., Ph.D. and 180 entered into an employment agreement on July 1, 2020 (which agreement was amended on September 18, 2020), effective as of July 1, 2020, whereby Dr. Woody served as the Chief Executive Officer of 180 and began serving as our Chief Executive Officer following the Closing of the Business Combination. The initial term of the employment agreement started on July 1, 2020, was for a period of one (1) year, and was subject to automatic renewal for consecutive one (1) year terms unless either party provided 60 days’ notice. Dr. Woody’s annual base salary was initially $250,000 per year from July 1, 2020 to September 1, 2020, and increased to $360,000 per year on September 1, 2020. The agreement provided that Dr. Woody’s salary was to be renegotiated with the completion of the next qualified financing of over $20 million.

James N. Woody Amended and Restated Employment Agreement (terminated); and Separation Agreement

On February 25, 2021, we entered into an Amended and Restated Employment Agreement with James N. Woody (the “A&R Agreement”), dated February 24, 2021, and effective November 6, 2020, which replaced and superseded the July 2020 agreement with 180 as discussed above. Pursuant to the A&R Agreement, Dr. Woody agreed to serve as the Chief Executive Officer of the Company. The A&R Agreement had a term of three years from its effective date (through November 6, 2023) and was automatically renewable thereafter for additional one-year periods, unless either party provided the other at least 90 days written notice of their intent to not renew the agreement. Dr. Woody’s annual base salary under the agreement was initially increased to $450,000 per year, subject to automatic 5% yearly increases. For the 2021 year, Dr. Woody’s salary was $450,000, for 2022, Dr. Woody’s salary was $463,500, and for the 2023 year, Dr. Woody’s salary was $490,000 (see also “Payment of Back Pay; 2021 Bonuses and Increases in Salaries”, “Payment of Back Pay; 2021 Bonuses and Increases in Salaries,” “2024 Accruals” and “2022, 2023 and 2024 Bonuses”, below).

Dr. Woody was also eligible to receive an annual bonus, with a target bonus equal to 45% of his then-current base salary, based upon our achievement of performance and management objectives as set and approved by the Board of Directors and/or Compensation Committee in consultation with Dr. Woody. At Dr. Woody’s option, the annual bonus could be paid in cash or the equivalent value of our common stock or a combination thereof.

Under the employment agreement, Dr. Woody was eligible to participate in any stock option plans and receive other equity awards, as determined by the Board of Directors from time to time.

The A&R Agreement contained standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of his agreement.

On January 10, 2024, and effective on January 1, 2024, the Company entered into a Fourth Amendment to Amended and Restated Employment Agreement with Dr. Woody, whereby Dr. Woody agreed to a reduction of the base salary set forth in his amended employment agreements, by 50%, to $245,000 per year, accruing monthly in arrears, to be paid upon the Company raising at least $5,000,000 in funding subsequent to the date of the amended agreement (the “Funding Date”), provided that in the event the Funding Date does not occur prior to March 15, 2025, the amount accrued will be forgiven in its entirety.

Dr. Woody resigned as Chief Executive Officer of the Company on May 7, 2024, and the Amended and Restated Employment Agreement was terminated on May 15, 2024, in connection with Dr. Woody’s entry into a Separation and Release Agreement with the Company on the same date, discussed in greater detail below.

On May 7, 2024, Dr. James N. Woody resigned as Chief Executive Officer (Principal Executive Officer), and as a member of the Board of Directors, of the Company effective the same date, and entered into a Separation and Release Agreement with the Company (the “Woody Separation Agreement”).

Under the Woody Separation Agreement, the Company agreed to (a) pay Dr. Woody $50,000 in cash, less all applicable withholdings and required deductions (the “Severance Cash”); (b) issue Dr. Woody 25,000 fully-vested shares of the Company’s common stock; and (c) provide Dr. Woody the right to earn the Future Contingent Payment (as defined below). The amounts above (except for the amounts payable pursuant to (c), which shall be paid by the 15th day following the date such payment is due as discussed below), are required to be paid within 15 days of the date of Dr. Woody’s resignation (the “Payment Date”). We also agreed to pay Dr. Woody a bonus of $50,000 (the “Future Contingent Payment”), [A] if we, within the 24 months following the date of Dr. Woody’s resignation, complete any corporate transaction, including but not limited to any merger, reverse merger, acquisition, disposal, joint-venture and/or investment involving the Company (a “Corporate Transaction”), which results in a Change of Control (a “Change of Control” means any Corporate Transaction pursuant to which the ownership of an aggregate of 50.1% or more of the outstanding shares of the Company is held by one or more parties after completing the Corporate Transaction); or [B] if we raise at least $5 million from any source within 12 months from Dr. Woody’s resignation date. The Future Contingent Payment is to be forfeited from Dr. Woody in the event that we are required to restate any financial statements of the Company for periods prior to Dr. Woody’s resignation date, if Dr. Woody was Chief Executive Officer of the Company during such period(s), or any disclosure made the Company in any report or filing with the SEC, is found by the Company to be materially incorrect or misleading, as determined by the reasonable discretion of the Board of Directors of the Company (each a “Forfeiture Trigger”). In the event a Forfeiture Trigger occurs or is deemed to have occurred, Dr. Woody is also required to promptly repay in full the Severance Cash.

Under the Woody Separation Agreement, Dr. Woody agreed to provide a customary general release to the Company, waived any severance pay that would have been due pursuant to the terms of his employment agreement, agreed to the termination of his employment agreement, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company. The 25,000 fully-vested shares of the Company’s common stock due to Dr. Woody were issued under the Company’s Second Amended and Restated 2022 Omnibus Incentive Plan.

Dr. Rothbard’s Employment Agreement (terminated); and Separation Agreement

On August 21, 2019, 180 entered into an Employment Agreement with Dr. Rothbard which replaced a prior agreement, which was not effective until November 6, 2020, but became effective on such date. The Employment Agreement had an initial term of three years from the Closing Date (i.e., until November 6, 2023), automatically extending for additional one-year terms thereafter unless either party terminates the agreement with at least 90 days prior written notice before the next renewal date, and since neither party provided notice of termination prior to November 6, 2023, the agreement was in place through November 6, 2024, subject to further automatic extensions.

The Employment Agreement provided for Dr. Rothbard to be paid a salary of $375,000 per year, with automatic increases in salary, on the first anniversary of the effective date, and each anniversary thereafter, of 10%. For the 2021 year, Dr. Rothbard’s salary was $375,000, for the 2022 year, Dr. Rothbard’s salary was $268,906, and for 2023, Dr. Rothbard’s salary was $200,000 (see also “Payment of Back Pay; 2021 Bonuses and Increases in Salaries”, “Payment of Back Pay; 2021 Bonuses and Increases in Salaries,” “2024 Accruals” and “2022, 2023 and 2024 Bonuses”, below). The salary for the 2023 year represented Dr. Rothbard’s commitment of 50% of his work-related time to us.

The Employment Agreement provided for Dr. Rothbard to receive an annual bonus subject to meeting certain objectives set by the Board of Directors, with a targeted bonus amount of 50% of his then salary, payable on or before February 15th of each year.

The Employment Agreement also provided for Dr. Rothbard to earn equity compensation in the discretion of the Board of Directors.

The Employment Agreement was amended effective January 1, 2022, to override the automatic annual salary increases of 10% per annum and instead provide for future increases in the sole determination of the Board of Directors. The Employment Agreement was further amended effective June 1, 2022, to adjust the base salary of Dr. Rothbard to $193,125.

On January 10, 2024, and effective on January 1, 2024, the Company entered into a Fourth Amendment to Employment Agreement with Dr. Rothbard, whereby Dr. Rothbard agreed to a reduction of the base salary set forth in his amended employment agreements, by 50%, to $100,000 per year, accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amount accrued will be forgiven in its entirety.

On May 7, 2024, Dr. Jonathan Rothbard resigned as Chief Scientific Officer of the Company effective the same date, and entered into a Separation and Release Agreement with the Company (the “Rothbard Separation Agreement”).

Under the Rothbard Separation Agreement, the Company agreed to pay Dr. Rothbard $200 in cash, less all applicable withholdings and required deductions. Under the Rothbard Separation Agreement, Dr. Rothbard agreed to provide a customary general release to the Company, waived any severance pay that would have been due pursuant to the terms of his employment agreement, agreed to the termination of his employment agreement, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company.

Effective on May 7, 2024, the Company entered into a Consulting Agreement with Dr. Rothbard pursuant to which he agreed to provide general consulting services to the Company for a term of six months, for $150 per hour (the “Rothbard Consulting Agreement”). The agreement contains standard and customary confidentiality requirements.

Ozan Pamir Katexco Employment Agreement (Terminated)

Our indirect wholly-owned subsidiary Katexco Pharmaceuticals Corp. (“Katexco”) entered into an employment agreement with Mr. Pamir on October 22, 2018. The agreement provided for an indefinite term that continues until termination. The initial annual base salary set forth in the agreement was CAD $120,000, with annual increases as determined by the Board of Directors. The agreement also provided Mr. Pamir with a CAD $20,000 signing bonus. Any bonuses, including stock options, were in the sole discretion of Katexco, depending on financial circumstances and the performance of the services under the agreement. In 2019, the compensation was increased to $120,000 per annum in US dollars.

On February 1, 2020, there was an amendment to Mr. Pamir’s consulting agreement with Katexco, whereby the contract was transferred from Katexco to Katexco Pharmaceuticals Corp. - US.

Ozan Pamir Company Employment Agreement (Terminated)

On February 25, 2021, we entered into an Employment Agreement dated February 24, 2021, and effective November 6, 2020, which agreement was amended and corrected on March 1, 2021, to be effective as of the effective date of the original agreement (which amendment and correction is retroactively updated in the discussion of the agreement), with Ozan Pamir, our then Interim Chief Financial Officer, which replaced and superseded Mr. Pamir’s agreement with Katexco, as discussed above. Pursuant to the agreement, Mr. Pamir agreed to serve as the Interim Chief Financial Officer of the Company; and we agreed to pay Mr. Pamir $300,000 per year for 2021, which was increased to $309,000 for the 2022 year, and, based on his appointment as Chief Financial Officer in April 2023, and $380,000 for the 2023 year (see also “Payment of Back Pay; 2021 Bonuses and Increases in Salaries” and “2022, 2023 and 2024 Bonuses”, below). Such salary was to be increased to a mutually determined amount upon the closing of a new financing, and shall also be increased on an annual basis.

Under the agreement, Mr. Pamir was eligible to receive an annual bonus, in a targeted amount of 30% of his then salary for the 2021 and 2022 years, and 40% for the 2023 year (see also “Payment of Back Pay; 2021 Bonuses and Increases in Salaries”, below), based upon our achievement of performance and management objectives as set and approved by the Chief Executive Officer, in consultation with Mr. Pamir. The bonus amount is subject to adjustment.

Under the employment agreement, Mr. Pamir was also eligible to participate in any stock option plans and receive other equity awards, as determined by the Board of Directors from time to time.

The agreement contains standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of his agreement.

On May 27, 2021, we entered into a Second Amendment to Employment Agreement with Ozan Pamir (the “Second Pamir Amendment”). The Second Pamir Amendment amended the terms of Mr. Pamir’s employment solely to provide that all compensation payable to Mr. Pamir under such agreement would be paid directly by us.

On September 14, 2021, the Board of Directors authorized a discretionary bonus of $30,000 to Mr. Pamir in consideration for services rendered.

The agreement was terminated on September 30, 2024, in connection with Mr. Pamir’s resignation as Chief Financial Officer of the Company on that date.

Quan Anh Vu Executive Employment Agreement (terminated); and Separation Agreement

On October 27, 2021, and effective on November 1, 2021, we entered into an Employment Agreement with Quan Anh Vu, its then Chief Operating Officer/Chief Business Officer.

Pursuant to the employment agreement, Mr. Vu agreed to serve as Chief Operating Officer/Chief Business Officer for the Company. In consideration therefore, we agreed to pay Mr. Vu a starting salary of $390,000 per year, subject to annual increases of up to 5% (on each November 1, but effective as of the following January 1, including a 3% increase to $401,700 for 2022). In addition to the base salary, Mr. Vu was eligible to receive an annual bonus, with a target bonus opportunity of 50% of the then-current base salary, based on achievement of performance and management objectives established by the CEO and the Compensation Committee, in consultation with Mr. Vu, payable on or before March 31st  of the year following the year in which the bonus is earned. Mr. Vu could elect the Annual Bonus to be paid in cash or the equivalent value in our common stock, or a combination of the two.

The Employment Agreement contained standard and customary invention assignment, indemnification, confidentiality and non-solicitation provisions, which remain in effect for a period of 24 months following the termination of the agreement.

On January 18, 2023, Mr. Vu resigned as Chief Operating/Chief Business Officer of the Company effective January 15, 2023, and entered into a Separation and Release Agreement with us (as amended, the “Separation Agreement”).

Under the Separation Agreement, we agreed to pay Mr. Vu (a) $297,440, less all applicable withholdings and required deductions; and (b) reimburse up to $1,100 a month for eight months for Mr. Vu’s health insurance expenses, whether under COBRA or otherwise (collectively, (a) and (b), the “Severance Payment”). The Severance Payment (except for the amounts payable pursuant to (b) which shall be paid by the 15th day of each calendar month during the applicable eight-month period) was required to be paid within 30 days of the Separation Date (the “Payment Date”). In addition to the Severance Payment, by the Payment Date, we agreed to pay Mr. Vu $73,645 for accrued backpay and $36,050 for accrued paid time off. Under the Separation Agreement, Mr. Vu agreed that his resignation was voluntary, provided a customary general release to us and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of us.

On March 29, 2023, an error in the Separation Agreement was corrected by the parties’ entry into the first amendment to Separation Agreement (the “First Separation Agreement Amendment”), effective as of the date of the original agreement, which clarified that none of the amount received by Mr. Vu pursuant to the Separation Agreement related to a bonus for 2021.

Description of Material Consulting Agreements

Service Agreement with Prof. Sir Marc Feldmann (former Co-Executive Chairman)(Terminated)

On June 1, 2018, CannBioRex Pharma Limited (“CannBioRex”) and Prof. Sir Marc Feldmann Ph.D., our then Executive Co-Chairman, entered into a Service Agreement (the “Feldmann Employment Agreement”). Pursuant to the Feldmann Employment Agreement, Prof. Sir Marc Feldmann served as the Chairman, CEO and Executive Director of CannBioRex or in such other capacity consistent with his status. Prof. Sir Marc Feldmann’s responsibilities included those customary for the roles in which he serves. Prof. Sir Marc Feldmann received compensation of £115,000 per year, with annual compensation reviewed by the Board and eligibility for discretionary bonuses, as determined by the Board. CannBioRex also reimbursed Prof. Sir Marc Feldmann’s travelling and other business expenses.

Pursuant to the Feldmann Employment Agreement, all intellectual property rights created by Prof. Sir Marc Feldmann or related to his employment belonged to and vested in CannBioRex.

The Feldmann Employment Agreement contains a customary non-compete clause prohibiting Prof. Sir Marc Feldmann from working for any competing businesses during the term of his employment, or holding equity in other businesses, except he may hold or beneficially own securities of publicly-traded companies if the aggregate beneficial interests of him and his family does not exceed 5% of that class of securities.

Prof. Sir Marc Feldmann is also prohibited for 12 months following termination (the “Post-Termination Period”) to be involved in any capacity with a competing business or potential joint venture in the United Kingdom or in any other country. During the Post-Termination Period, he may not solicit business from CannBioRex and its affiliates’ customers; or any company with whom he was actively involved in the course of his employment; or about which he holds confidential information. Prof. Sir Marc Feldmann further covenants to not interfere with CannBioRex’s business relationships by inducing or attempting to induce suppliers to take adverse actions during the Post-Termination Period. He also agrees not to induce or attempt to induce any CannBioRex employee to leave the company during the Post-Termination Period. The Feldmann Employment Agreement contains customary non-disclosure and confidentiality obligations, sick leave and vacation time.

The Feldmann Employment Agreement does not have a fixed term. Either party may terminate the agreement by delivering written notice 9 months in advance. CannBioRex may also terminate the Feldmann Employment Agreement at any time with immediate effect by giving written notice. If CannBioRex terminates Prof. Sir Marc Feldmann’s employment without providing 9 months written notice, he will become entitled to a payment equal to his basic salary he would have been entitled to receive if 9 months’ notice were given. The governing law for the Feldmann Employment Agreement is the law of England.

The Board, as recommended by the Compensation Committee of the Company (and/or the Compensation Committee) or separately, may also award Prof. Sir Marc Feldmann bonuses from time to time (in stock, options, cash, or other forms of consideration) in its discretion.

On November 17, 2021, the Board, as recommended by the Compensation Committee, increased the salary of Prof. Sir Marc Feldmann to $225,000 per annum.

Effective on April 27, 2022, CannBioRex and Prof. Sir Marc Feldmann entered into an amendment to the consulting agreement, pursuant to which the parties agreed effective March 1, 2022, that Sir Marc Feldmann’s salary would be reduced by $225,000 (100%), and that such reduced amounts would be accrued and paid on the Funding Determination Date.

On January 10, 2024, and effective on January 1, 2024, the Company entered into a Second Amendment to Consulting Agreement with Prof. Sir Marc Feldmann. Pursuant to the amendment, Prof. Sir Marc Feldmann, effective as of January 1, 2024, agreed to a reduction of his base salary set forth in his consulting agreement by 100%, to £0 per year, with the amount of such salary reduction £14,167 per month or £170,000 per year), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

On March 7, 2024, Sir Marc Feldmann, Ph.D. provided notice to the Board of Directors of his resignation as a member of the Board of Directors, effective on the same date.

Effective on September 5, 2024, our wholly-owned subsidiary, Cannbiorex and the Company, entered into a Separation and Release Agreement with Sir Marc Feldmann (as amended, the “Feldmann Separation Agreement”).

Under the Feldmann Separation Agreement, the Company agreed to issue Sir Marc Feldmann 57,328 shares of common stock and options to purchase 20,000 shares of common stock with a term of two years and an exercise price of $1.95 per share, the closing sales price of the Company’s common stock on September 5, 2024, under the Company’s Second Amended and Restated Omnibus Incentive Plan to satisfy amounts owed to Sir Marc Feldmann in consideration for services previously rendered to Cannbiorex. Under the Feldmann Separation Agreement, Sir Marc Feldmann provided a customary general release to Cannbiorex and the Company, the Company and Cannbiorex provided a release to Sir Marc Feldmann, subject to certain exceptions, and Sir Marc Feldmann also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company and Cannbiorex. The shares have been issued.

Also effective on September 5, 2024, the Company entered into an Indemnification Agreement with Sir Marc Feldmann to provide for indemnification to Sir Marc Feldmann under Delaware law. Among other things, consistent with the Company’s Bylaws, the Indemnification Agreement generally requires that the Company (i) indemnify Sir Marc Feldmann from and against all expenses and liabilities with respect to proceedings to which Sir Marc Feldmann may be subject by reason of Sir Marc Feldmann’s service to the Company and its subsidiaries to the fullest extent authorized or permitted by Delaware law and (ii) advance all expenses incurred by Sir Marc Feldmann in connection with the investigation, defense, settlement or appeal of any proceeding, and in connection with any proceeding to enforce Sir Marc Feldmann’s rights under the Indemnification Agreement.

Consultancy Agreement and Consulting Agreement with Prof. Lawrence Steinman

On November 17, 2021, and effective on November 1, 2021, we entered into a Consulting Agreement with Lawrence Steinman, M.D., our then Executive Chairman (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Steinman agreed to provide certain consulting services to us, including, but not limited to, participating in defining and setting strategic objectives of the Company; actively seeking out acquisition and merger candidates; and having primary scientific responsibility for our α7nAChR platform (collectively, the “Services”). The initial term of the agreement was for one year (the “Initial Term”); provided that the agreement automatically extends for additional one year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”), subject to the Renewal Requirements (described below), in the event that neither party provided the other written notice of their intent not to automatically extend the term of the agreement at least 30 days prior to the end of the Initial Term or any Automatic Renewal Term, and since neither party has terminated the agreement, the current term of the agreement is through November 1, 2024, subject to further automatic extensions. The Term can only be extended for an Automatic Renewal Term, provided that (i) Dr. Steinman is re-elected to the Board at our Annual Meeting of Stockholders immediately preceding the date that such Automatic Renewal Term begins; (ii) the Board affirms his appointment as Co-Chairman for the applicable Automatic Renewal Term (or fails to appoint someone else as Co-Chairman prior to such applicable Automatic Renewal Term) and (iii) Dr. Steinman is continuing in his role of having the responsibility for the scientific development for the Company’s α7nAChR platform (the “Renewal Requirements”). The Consulting Agreement also expires immediately upon the earlier of: (i) the date upon which Dr. Steinman no longer serves as Co-Chairman and no longer has primary scientific responsibility for our α7nAChR platform; and (ii) any earlier date requested by either (1) us (as evidenced by a vote of a majority of the Board (excluding Dr. Steinman) at a meeting of the Board), or (2) Dr. Steinman (as evidenced by written notice from Dr. Steinman to the Board). Additionally, we may terminate the Consulting Agreement immediately and without prior notice if Dr. Steinman is unable or refuses to perform the Services, and either party may terminate the Consulting Agreement immediately and without prior notice if the other party is in breach of any material provision of the Consulting Agreement.

We agreed to pay Dr. Steinman $225,000 per year during the term of the agreement, along with a one-time payment of $43,750, representing the difference between his old compensation and new compensation, dating back to April 1, 2021. Pursuant to the Consulting Agreement, Dr. Steinman agreed to not compete against us, unless approved in writing by the Board, during the term of the agreement, and also agreed to certain customary confidentiality provisions and assignment of inventions requirements. The Consulting Agreement also has a 12-month non-solicitation prohibition following its termination.

Effective on April 27, 2022, the Company and Dr. Steinman entered into an amendment to the consulting agreement, pursuant to which the parties agreed effective March 1, 2022, that Dr. Steinman’s salary would be reduced by $56,250 (25%), and that such reduced amount would be accrued and paid on the Funding Determination Date.

On January 10, 2024, and effective on January 1, 2024, the Company entered into a Third Amendment to Consulting Agreement with Lawrence Steinman. Pursuant to the amendment, Dr. Steinman, effective as of January 1, 2024, agreed to a reduction of his base salary set forth in his consulting agreement by 100%, to $0 per year, with the amount of such salary reduction ($18,750 per month or $225,000 per year), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

On May 7, 2024, the Company entered into a Fourth Amendment to Consulting Agreement with Dr. Lawrence Steinman, the then Executive Chairman of the Board (the “Fourth Amendment”). Pursuant to the Fourth Amendment, Dr. Steinman waived and forgave all amounts accrued and owed to him under the Consulting Agreement through such date, and agreed that compensation payable to him under the Consulting Agreement moving forward would be $0, provided that as long as Dr. Steinman remains a member of the Board of Company, he is to receive the same compensation payable to other non-executive members of the Board of Directors.

Prof. Jagdeep Nanchahal Consulting Agreement

On February 25, 2021, we (and CannBioRex Pharma Limited, which was added as a party to the agreement later), entered into a Consultancy Agreement dated February 22, 2021, and effective December 1, 2020, with Prof. Jagdeep Nanchahal (as amended, the “Consulting Agreement”). Prof. Nanchahal has been providing services to us and/or our subsidiaries since 2014, was previously a greater than 5% stockholder of the Company was previously the Chairman of our Clinical Advisory Board.

On March 31, 2021, we entered into a first amendment to Consultancy Agreement with Prof. Jagdeep Nanchahal (the “First Nanchahal Amendment”), which amended the Consultancy Agreement entered into with Prof. Nanchahal on February 25, 2021, to include CannBioRex, and an indirect wholly-owned subsidiary of the Company, as a party thereto, and to update the prior Consultancy Agreement to provide for cash payments due to Prof. Nanchahal to be paid by CannBioRex, for tax purposes, provide for CannBioRex to be party to certain other provisions of the agreement and to provide for the timing of certain cash bonuses due under the terms of the agreement.

Prof. Nanchahal is a surgeon scientist focusing on defining the molecular mechanisms of common diseases and translating his findings through to early phase clinical trials. He undertook his Ph.D., funded by the U.K. Medical Research Council, whilst a medical student in London and led a lab group funded by external grants throughout his surgical training. After completing fellowships in microsurgery and hand surgery in the USA and Australia, he was appointed as a senior lecturer at Imperial College. His research is focused on promoting tissue regeneration by targeting endogenous stem cells and reducing fibrosis. In 2013 his group identified anti-tumor necrosis factor (TNF) as therapeutic target for Dupuytren’s Contracture, a common fibrotic condition of the hand. He previously led a Phase 2b clinical trial funded by the Wellcome Trust and Department of Health to assess the efficacy of local administration of anti-TNF in patients with early-stage Dupuytren’s Contracture and a clinical trial for patients with early-stage frozen shoulder. He is a proponent of evidence-based medicine and was the only plastic surgery member of the NICE Guidance Development Groups on complex and non-complex fractures. He was a member of the group that wrote the Standards for the Management of Open Fractures published in 2020. This is an open-source publication to facilitate the care of patients with these severe injuries.

Pursuant to the Consulting Agreement, Prof. Nanchahal agreed, during the term of the agreement, to serve as a consultant to us and provide such services as the Chief Executive Officer and/or our Board shall request from time to time, including but not be limited to: (1) conducting clinical trials in the fields of Dupuytren’s Contracture, frozen shoulder and post-operative delirium/cognitive decline; and (2) conducting laboratory research in other fibrotic disorders, including fibrosis of the liver and lung (collectively, the “Services”).

In consideration for providing the Services, we (through CannBioRex Pharma Limited) agreed to pay Prof. Nanchahal 15,000 British Pounds (GBP) per month (approximately $20,800) during the term of the agreement, increasing to GBP 23,000 (approximately $32,000) on the date (a) of publication of the data from the phase 2b clinical trial for Dupuytren’s Contracture (RIDD) and (b) the date that we have successfully raised over $15 million in capital. The fee will increase annually thereafter to reflect progression in other clinical trials and laboratory research as approved by our Board. We also agreed to pay Prof. Nanchahal a bonus (“Bonus 1”) in the sum of GBP 100,000 upon submission of the Dupuytren’s Contracture clinical trial data for publication in a peer-reviewed journal, which submission occurred in December 2021, and which bonus was paid in December 2021. In addition, for prior work performed, including completion of the recruitment to the RIDD (Dupuytren’s) trial, we agreed to pay Prof. Nanchahal GBP 434,673 (approximately $605,000) (“Bonus 2”). At the election of Prof. Nanchahal, Bonus 2 shall be paid at least 50% (fifty percent) or more, as Prof. Nanchahal elects, in shares of our common stock, at a share price of $1,140.00 per share, or the share price on the date of the grant, whichever is lower, with the remainder paid in GBP. Bonus 2 shall be deemed earned and payable upon us raising a minimum of $15 million in additional funding, through the sale of debt or equity, after December 1, 2020 (the “Vesting Date”) and shall not be accrued, due or payable prior to such Vesting Date. Bonus 2 shall be payable by us within 30 calendar days of the Vesting Date. Finally, Prof. Nanchahal shall receive another one-time bonus (“Bonus 3”) of GBP 5,000 (approximately $7,000) on enrollment of the first patient to the phase 2 frozen shoulder trial, and another one-time bonus (“Bonus 4”) of GBP 5,000 (approximately $7,000) for enrollment of the first patient to the phase 2 delirium/POCD trial. On March 30, 2021, we issued Prof. Nanchahal 265 shares of our common stock in lieu of GBP 217,337 and on April 15, 2021, we issued Prof. Nanchahal 99 shares of our common stock in lieu of GBP 82,588. We also waived the requirement for the Company having to raise $15 million in order for Prof. Nanchahal to agree to receive an aggregate of GBP 300,000 via the issuance of shares. Prof. Nanchahal agreed that the remaining GBP 134,673 that is due pursuant to Bonus 2 shall be paid after we have raised a minimum of $15 million in additional funding. On August 23, 2021, at the request of Prof. Nanchahal, we agreed to issue Prof. Nanchahal 161 shares of common stock in consideration for the remaining 31% (or 134,749 GBP, or $184,606) of Bonus 2, based on a $1,140.00 per share price. The shares were issued under our 2020 Omnibus Incentive Plan, which has been approved by stockholders.

Effective on April 27, 2022, we and CannBioRex entered into a Second Amendment to Consulting Agreement with Prof. Jagdeep Nanchahal (the “Second Nanchahal Amendment”). Pursuant to the Second Nanchahal Amendment, Prof. Nanchahal agreed that upon acceptance of the data for the phase 2b clinical trial for Dupuytren’s disease for publication (which occurred March 1, 2022, subject to editing and final approvals), his monthly fee was increased to £23,000, provided that £4,000 of such increase shall be accrued and £19,000 per month of such fees shall be payable per our payroll practices in cash by us starting effective March 1, 2022, and until the earlier of (a) November 1, 2022 or (b) such time as our Board determines that we have sufficient cash on hand to pay such accrued amounts, which we expect will not be until we have raised a minimum of $15,000,000 (the “Funding Determination Date”), at which time all accrued amounts shall be due.

On December 28, 2022, we and CannBioRex, entered into a Third Amendment to Consultancy Agreement with Prof. Nanchahal (the “Third Nanchahal Amendment”). The Third Nanchahal Amendment amended the Consultancy Agreement to provide that the monthly cash fee payable to Prof. Nanchahal pursuant to such agreement would remain at its then current rate, £23,000 per month, through December 31, 2022, and then increase to £35,000 per month during the term of the Consultancy Agreement from January 1, 2023, until the end of the term of the Consultancy Agreement (collectively, the “Fee”). The Third Nanchahal Amendment also provided that the Fee will be adjusted yearly with the recommendation of our Board or the Compensation Committee of the Company, which will consider in its determination of the amount of such increase, the U.K. consumer price index and Prof. Nanchahal’s contributions to advancing our mission, among other things. The Third Nanchahal Amendment also provided that in the event the Consultancy Agreement is terminated by us for any reason other than cause, Prof. Nanchahal is entitled to a lump sum payment of 12 months of his monthly fee as of the date of termination.

Notwithstanding the above, the Board or Compensation Committee of the Company may grant Prof. Nanchahal additional bonuses from time to time in their discretion, in cash, stock or options.

The Consulting Agreement has an initial term of three years, and renews thereafter for additional three-year terms, until terminated as provided in the agreement, and currently has a term through December 1, 2026. The Consulting Agreement can be terminated by either party with 12 months prior written notice (provided our right to terminate the agreement may only be exercised if Prof. Nanchahal fails to perform his required duties under the Consulting Agreement), or by us immediately if (a) Prof. Nanchahal fails or neglects efficiently and diligently to perform the Services or is guilty of any breach of its or his obligations under the agreement (including any consent granted under it); (b) Prof. Nanchahal is guilty of any fraud or dishonesty or acts in a manner (whether in the performance of the Services or otherwise) which, in our reasonable opinion, has brought or is likely to bring Prof. Nanchahal, the Company or any of its affiliates into disrepute or is convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or (c) Prof. Nanchahal becomes bankrupt or makes any arrangement or composition with his creditors. If the Consulting Agreement is terminated by us for any reason other than cause, Prof. Nanchahal is entitled to a lump sum payment of 12 months of his fee as at the date of termination.

The Consulting Agreement includes a 12 month non-compete and non-solicitation obligation of Prof. Nanchahal, preventing him from competing against us in any part of any country in which he was actively engaged in our business, subject to certain exceptions, including research conducted at the University of Oxford. The Consulting Agreement also includes customary confidentiality and assignment of inventions provisions, in each case subject to our previously existing agreements with various universities, including the University of Oxford, where Prof. Nanchahal serves as a Professor of Hand, Plastic and Reconstructive Surgery.

Payment of Back Pay; 2021 Bonuses and Increases in Salaries

On April 27, 2023, and effective on January 1, 2023, we entered into (a) a Third Amendment to Employment Agreement with James N. Woody, M.D., Ph.D., the Chief Executive Officer and Director of the Company; (b) a Third Amendment to Employment Agreement with Ozan Pamir, the Chief Financial Officer of the Company; and (c) a Third Amendment to Employment Agreement with Jonathan Rothbard, Ph.D., Chief Scientific Officer of the Company (collectively, the “Third Amendments”), which each amended the compensation agreements currently in place with such individuals.

The Third Amendments reflected (a) an increase in the salary of each of Dr. Woody, Mr. Pamir and Dr. Rothbard of 3.5%, effective as of January 1, 2023; and (b) in the case of Mr. Pamir, a further increase in salary to $380,000 per annum and an increase in his target bonus to 40%, effective April 1, 2023, as well as a change in his title to Chief Financial Officer.

On April 27, 2023, based on the recommendation of the Compensation Committee, the Board of Directors determined discretionary bonus compensation for the year ended December 31, 2021 for Dr. Woody ($50,000); Mr. Pamir ($22,500, which is in addition to $30,000 previously paid during 2021); and Dr. Rothbard ($10,000). The Board of Directors also determined that no other bonuses would be paid to any executive officer of the Company for fiscal 2021.

Effective April 27, 2023, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved the payment of $111,675 to Dr. Woody; $24,154 to Mr. Pamir; and $50,343 to Dr. Rothbard, in back pay owed to such officers. As a result, as of April 27, 2023, no back pay was owed to Dr. Woody, Mr. Pamir or Dr. Rothbard.

2024 Accruals

On January 10, 2024, and effective on January 1, 2024, we entered into (a) a Fourth Amendment to Amended and Restated Employment Agreement with James N. Woody, M.D., Ph.D., the Chief Executive Officer and Director of the Company; and (b) a Fourth Amendment to Employment Agreement with Jonathan Rothbard, Ph.D., Chief Scientific Officer of the Company (collectively, the “Amendments”), which each amended the compensation agreements currently in place with such individuals.

Pursuant to the Amendments, each of Dr. Woody and Dr. Rothbard, effective as of January 1, 2024, agreed to a reduction of the base salaries set forth in their respective amended employment agreements, by 50%, to $245,000 per year for Dr. Woody and to $100,000 per year for Dr. Rothbard, with the amount of such salary reductions ($20,416 per month for Dr. Woody and $8,333 per month for Dr. Rothbard), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

As discussed in greater detail above, each of Dr. Woody and Dr. Rothbard have resigned from the Company and entered into separation agreements discussed in greater detail above, pursuant to which they waived any rights to the amounts accrued pursuant to the Amendments.

2022, 2023 and 2024 Bonuses

On January 29, 2024, the Board of Directors of the Company determined that no bonuses would be granted to management for the years ended December 31, 2022 or 2023, and that no bonus amounts would be accrued for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards held by Named Executive Officers as of December 31, 2024.

Potential Payments Upon Termination

Pursuant to the Jordan Consulting Agreement, discussed above, which is between the Company, Blair Jordan, our Interim Chief Executive Officer and director and Jordan Consulting, the Company shall have the right to terminate the Jordan Consulting Agreement at any time, provided that if the Company terminates by way of notice prior to completion of a Corporate Transaction (as defined above): then the Company is required to pay Jordan Consulting $75,000, as long as Jordan Consulting has served a minimum of sixty days (which requirement has been met), which Jordan Consulting will accept as full compensation for the termination and neither Jordan Consulting nor Mr. Jordan need perform services during the notice period.

Director Compensation

The following table sets forth compensation information with respect to our non-employee directors during our fiscal year ended December 31, 2024 (director compensation paid to our employee directors, if any, are included in the Summary Executive Compensation Table, above):

Name	Fees earned or paid in cash ($)	Stock awards ($)(5)		Option Awards ($)(5)		All other compensation ($)		Total ($)
Lawrence Steinman	$30,000		$-	$		$-		$30,000
Ryan Smith(1)	$48,334		$-		$-	$-		$48,334
Jay Goodman(2)	$-		$-		$-	$-		$-
Stephen H. Shoemaker(3)	$-		$-		$-	$-		$-
Sir Marc Feldmann, Ph.D. (4)	$-	$			$-	$130,062	(4)	$130,062

*	The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)	Appointed as a member of the Board of Directors on March 7, 2024.

(2)	Appointed as a member of the Board of Directors on October 24, 2024.

(3)	Appointed as a member of the Board of Directors on December 3, 2024.

(4)	Resigned as a member of the Board of Directors on March 7, 2024. Includes the fair value of 57,328 shares of common stock and options to purchase 20,000 shares of common stock with an exercise price of $1.95 per share, issued pursuant to a settlement agreement, valued as set forth in footnote (5), below.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the awards reported in this column are set forth in our Consolidated Financial Statements. The values provided for these awards are based on applicable accounting standards and do not necessarily reflect the actual amounts realized or realizable.

Effective February 28, 2024, March 7, 2024, March 7, 2024, October 24, 2024 and December 3, 2024, the Board of Directors of the Company appointed Blair Jordan, Omar Jimenez, Ryan L. Smith, Jay Goodman and Stephen H. Shoemaker (collectively, the “Appointees” and the “Appointments”) as members of the Board of Directors (“Board”), which Appointments were effective as of the same dates.

In connection with Messrs. Jordan’s, Jimenez’s, Smith’s, Goodman’s and Shoemaker’s appointments to the Board and on February 24, 2024, March 4, 2024, March 5, 2024, October 25, 2024, and December 2, 2024, respectively, to be effective upon each of their appointments to the Board, the Company entered into an offer letter with each of Messrs. Jordan, Jimenez, Smith, Goodman and Shoemaker (collectively, the “Offer Letters”). The Offer Letters provide for each of Messrs. Jordan, Jimenez and Smith to be paid $40,000 per year as an annual retainer fee for serving on the Board (which amounts were subsequently increased to $50,000 by the Board) and Mr. Goodman and Mr. Shoemaker to be paid $50,000 per year as an annual retainer fee for serving on the Board; Mr. Jordan was to be paid $10,000 per year for serving as the Chairman of the then Strategic and Alternatives Committee, and $15,000 per year for serving as the then Lead Director; Mr. Jimenez was to be paid $10,000 per year for serving as the Chairman of the Audit Committee; Mr. Smith was to be paid $10,000 per year for serving as the Chairman of the Compensation Committee and Nominating and Corporate Governance Committee; and Mr. Goodman was to be paid $15,000 per year for serving as the Chairman of the Compensation Committee. The Company agreed to pay each of Messrs. Jordan, Jimenez, Smith, Goodman and Shoemaker in connection with their appointment to the Board, quarterly in arrears, and pro-rated for partial quarters. Mr. Jordan was paid an initial fee of $7,500. Messrs. Jimenez, Smith, Goodman and Shoemaker have the option of receiving half of their compensation in cash and half of their compensation in stock, or alternatively receiving all of their compensation in cash. Subsequently, Mr. Jordan stepped down as Lead Independent Director upon his appointment as Interim Chief Executive Officer and Mr. Jimenez stepped down as a member of the Audit Committee in connection with his appointment as Chief Financial Officer, and in connection therewith, Mr. Jordan’s Offer Letter and Mr. Jimenez’s Offer Letters were terminated, effective October 24, 2024 and December 2, 2024.

As discussed above, effective October 24, 2024, the Board of Directors of the Company appointed Jay Goodman as a member of the Board, which appointment was effective as of the same date. Mr. Goodman is the adult son of Anthony Brian Goodman, who serves as the Chief Executive Officer of Elray Resources, Inc., which entity holds all 1,000,000 outstanding shares of Series B Convertible Preferred Stock, which as discussed in greater detail below under “Description of Capital Stock—Preferred Stock—Series B Convertible Preferred Stock”, is convertible into, and votes 1,318,000 shares of common stock and holds warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.68 per share.

Board of Director Fees

Effective on May 7, 2024, the Board of Directors set the compensation payable to non-executive members of the Board of Directors for services on the Board of Directors, at (a) $50,000 per year for service on the Board; (b) $15,000 for each Chairperson of a committee of the Board of Directors (provided that only one additional $15,000 payment shall be made even if the Director chairs multiple committees); and $25,000 additional for each member of the Strategy and Alternatives, Risk, Safety and Regulatory Committee (formerly the Strategy and Alternatives Committee) of the Board of Directors, provided that on October 24, 2024, the Board of Directors determined that members of, and the Chairman of, the Strategy and Alternatives, Risk, Safety and Regulatory Committee would not receive any compensation for their services on such committee.

The Board of Directors has not yet initiated a recurring yearly equity compensation grant for independent directors.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2024, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted- average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders(1)	21,629	$28.25	800,097
Equity compensation plans not approved by stockholders(2)	167	$2,007.00	-
Total	21,796		800,097

(1)	Options granted and awards available for future issuance under the 2020 OIP (defined below) and 2022 OIP (defined below), each discussed below.

(2)	This relates to five-year warrants granted on March 12, 2021, for the purchase of 167 shares of our common stock at an exercise price of $2,007.00 held by Alliance Global Partners.

2020 Omnibus Incentive Plan

We have reserved 9,784 shares of our common stock for grant under our 2020 Omnibus Incentive Plan (“2020 OIP”), of which 6,935 shares are available for future awards as of the date of this prospectus.

The purpose of the 2020 OIP is to promote the interests of the Company and its subsidiaries and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Awards under the 2020 OIP may be made in the form of performance awards, restricted stock, restricted stock units, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

2022 Omnibus Incentive Plan

We have reserved 1,000,000 shares of our Common Stock for grant under our 2022 Omnibus Incentive Plan, as amended and restated (“2022 OIP”), of which 793,162 shares are available for future awards as of the date of this prospectus.

The purpose of the 2022 OIP is to promote the interests of the Company and its subsidiaries and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Awards under the 2022 OIP may be made in the form of performance awards, restricted stock, restricted stock units, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

Selling Stockholders

The Shares being offered by the Selling Stockholders consist of (a) 1,900,138 shares of common stock issuable upon the exercise of the October 2024 Warrants; and (b) 1,200,000 shares of common stock issuable upon exercise of the December 2024 Warrants, see the section entitled “Prospectus Summary—Warrants and Related Transactions”, above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of common stock and Warrants, as of January 27, 2025, assuming exercise of the Warrants held by the Selling Stockholders on that date, if any, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of each of the Warrants, the Selling Stockholders may not exercise the warrants to the extent such exercise would cause the Selling Stockholders, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, depending on the Selling Stockholder, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares of common stock in the second and fourth columns do not reflect this limitation.

The Selling Stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)(2)			Number of Shares of Common Stock Being		Beneficial Ownership of Common Stock After this Offering (2)
Name of Selling Stockholder	Number	Percentage		Offered		Number	Percentage
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(3)	282,872	8.3%		245,750	(9)	-	-
Anson Investments Master Fund LP(4)	336,725	4.99	%(8)	245,750	(9)	-	-
Armistice Capital, LLC(5)	2,145,898	4.99	%(8)	2,145,898	(10)	-	-
Hudson Bay Master Fund Ltd.(6)	247,499	4.99	%(8)	245,750	(9)	-	-
Intracoastal Capital LLC(7)	218,596	4.99	%(8)	217,000	(11)	-	-
				3,100,148

*	Less than 1%.

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days.

(2)	Assumes for purposes of the “Beneficial Ownership of Common Stock After this Offering” that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The registration of this offering of shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the securities held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. The business address for Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Road W, 2nd Floor, Westport, CT 06880.

(4)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of common stock of the Company held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is 290 Harbor Dr. 3rd Floor, Stamford, Connecticut 06902.

(7)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(8)	Represents shares of common stock equal to 4.99% of the Company’s outstanding common stock following the issuance thereof, as a result of the beneficial ownership limitation set forth in the Warrants.

(9)	The shares of common stock being offered pursuant to this prospectus consist of 245,750 shares of common stock issuable upon the exercise of the December 2024 Warrants.

(10)	The shares of common stock being offered pursuant to this prospectus consist of (a) 1,900,138 shares of common stock issuable upon the exercise of the October 2024 Warrants; and (b) 245,750 shares of common stock issuable upon exercise of the December 2024 Warrants.

(11)	The shares of common stock being offered pursuant to this prospectus consist of 217,000 shares of common stock issuable upon the exercise of the December 2024 Warrants.

Plan of Distribution

The Selling Stockholders and any of their pledgees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of the Shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares.

We agreed to keep this prospectus effective until all of the Shares underlying the Warrants have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Capital Stock

Authorized Capital Stock

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Certificate of Incorporation, as amended in its entirety, for a complete description of the rights and preferences of our securities.

As of the date of this prospectus, we have 100,000,000 authorized shares of common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock (of which none are outstanding), of which one share of preferred stock has been designated as a Class C Special Voting Share, of which none are outstanding, and one share of preferred stock has been designated as a Class K Special Voting Share, of which none are outstanding, and of which 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which 1,000,000 shares are outstanding.

As the date of this prospectus, there were 3,176,999 shares of common stock outstanding held by 122 holders of record, and 1,000,000 shares of Series B Convertible Preferred Stock issued or outstanding, held by one holder of record.

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board of Directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Our Board of Directors is divided into two classes, with only one class of directors being elected in each year and each class generally serving a two-year term.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series B Convertible Preferred Stock

The below is a summary of the rights and preferences of the Series B Convertible Preferred Stock:

Voting Rights. Each holder of outstanding shares of Series B Convertible Preferred Stock is entitled to cast 1.318 as of the record date for determining stockholders entitled to vote on each shareholder matter. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted to common stock basis (after aggregating all fractional shares into which shares of Series B Convertible Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share. Except as provided by law or by the other provisions of the Certificate of Incorporation or the Series B Designation, holders of Series B Convertible Preferred Stock shall vote together with the holders of common stock as a single class and there shall be no series voting. In addition, each holder of Series B Convertible Preferred Stock has rights to vote on amendments to the Series B Designation (which are subject to the approval of a simple majority of the holders of Series B Convertible Preferred Stock), and the Protective Provisions, discussed below.

The Series B Convertible Preferred Stock require the consent of the holders of at least a majority of the issued and outstanding shares of Series B Convertible Preferred Stock to (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Convertible Preferred Stock of the Company; (b) adopt or authorize any new designation of any Preferred Stock or amend the Certificate of Incorporation of the Company in a manner which (i) provides any holder of common stock or preferred stock any rights upon a liquidation of the Company which are prior and superior to those of the holders of the Series B Convertible Preferred Stock; or (ii) adversely affect the rights, preferences and privileges of the Series B Convertible Preferred Stock; (c) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Convertible Preferred Stock; (d) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely the shares of such series; and (e) issue any shares of Series A Preferred Stock or Series B Convertible Preferred Stock, other than the 1,000,000 shares of Series B Convertible Preferred Stock currently outstanding (collectively, the “Protective Provisions”).

Dividend Rights. None, except that if the Company declares a dividend or makes a distribution of cash (or any other distribution treated as a dividend under Section 301 of the Internal Revenue Code) on its common stock, each holder of Shares of Series B Convertible Preferred Stock is entitled to participate in such dividend or distribution in an amount equal to the largest number of whole shares of common stock into which all shares of Series B Convertible Preferred Stock held of record by such holder are convertible as of the record date for such dividend or distribution or, if there is no specified record date, as of the date of such dividend or distribution. Notwithstanding the foregoing, holders shall have no right of participation in connection with dividends or distributions made to the common stock stockholders consisting solely of shares of common stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each a “Liquidation Event”), the holders of Series B Convertible Preferred Stock are entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock or securities junior to the Series B Convertible Preferred Stock (other than the common stock) by reason of their ownership of such stock, but after any required distribution to any holders of Series B Convertible Preferred Stock, an amount in cash per share of Series B Convertible Preferred Stock for each share of Series B Convertible Preferred Stock held by them equal to the greater of (x) one times the Stated Value; and (y) the total amount of consideration that would have been payable on such share upon a Liquidation Event, had such share of Series B Convertible Preferred Stock been converted into common stock, immediately prior to such Liquidation Event (as applicable, the “Liquidation Preference”). The “Stated Value” is $17.30 per share of Series B Convertible Preferred Stock, for a total aggregate Liquidation Preference of $17,300,000.

Conversion Rights. At the option of the holder(s) thereof, each share of Series B Convertible Preferred Stock is convertible into 1.318 shares of common stock of the Company or 1,318,000 in aggregate.

Redemption Rights. None.

Stock Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “ATNF”.

Stock Exchange Listing

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Certificate of Incorporation provides that our Board of Directors be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our Board of Directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC.

Experts

The consolidated financial statements of 180 Life Sciences Corp. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, are incorporated into this prospectus by reference from 180 Life Science Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available, free of charge, on our website at www.180lifesciences.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

3,100,148 Shares

Common Stock

PROSPECTUS

                         , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee		$855
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous fees and expenses			*
Total	$		*

*	Estimated fees and expenses not presently known.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with directors, officers and some employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

On April 5, 2023, we entered into a placement agent agreement with A.G.P. On April 5, 2023, in connection with the placement agent agreement, we also entered into a securities purchase agreement pursuant to which we issued and sold, in a private placement, warrants to purchase up to 82,668 shares of our common stock at a purchase price per share of $36.29 (when including shares of common stock and pre-funded warrants to purchase shares of common stock in a registered direct offering) in the concurrent private placement. The offering closed on April 10, 2023. The net proceeds to us from the offering was approximately $2.7 million, after deducting placement agent fees and expenses and estimated offering expenses payable by us. We issued the warrants to purchase up to 82,668 shares of our common stock without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

On August 9, 2023, the Company entered into a Securities Purchase Agreement (the “August SPA”) with an accredited investor (the “Purchaser”), in addition to certain purchasers, pursuant to which the Company agreed to sell an aggregate of 35,102 shares of common stock (the “August 2023 Shares”), pre-funded warrants to purchase up to an aggregate of 207,814 shares of common stock (“August 2023 Pre-Funded Warrants”), and common stock warrants to purchase up to an aggregate of 242,915 shares of common stock (the “August 2023 Common Warrants”), at a combined purchase price of $12.35 per share and warrant (the “August 2023 Offering”). The August 2023 Offering closed on August 14, 2023.  The August 2023 Offering was registered under a registration statement under the Securities Act.

On November 28, 2023, the Company entered into an amendment to the August SPA with the Purchaser (the “December 2023 SPA Amendment”), pursuant to which (i) the Purchaser agreed to pay an additional $830,769.30 in connection with the repricing of the August 2023 Shares and August 2023 Pre-Funded Warrants (the “Repricing Amount”), (ii) the Company agreed to issue to the Purchaser (x) pre-funded warrants to purchase up to 257,205 shares of common stock, with an exercise price of $0.0001 per share (the “December 2023 Pre-Funded Warrants”), and (y) warrants to purchase up to 477,058 shares of common stock, with an exercise price of $0.17 per share (the “December 2023 Common Warrants” and, together with the December 2023 Pre-Funded Warrants, the “December 2023 Warrants”), and (iii) the Company and the Purchaser agreed to enter into the Warrant Amendment Agreement.

In accordance with the December 2023 SPA Amendment, the Company entered into a warrant amendment agreement with the Purchaser, dated November 28, 2023 (the “December 2023 Warrant Amendment Agreement”), whereby the Company agreed to amend the following outstanding warrants held by the Purchaser: (i) warrants to purchase up to 135,339 shares of common stock, issued on December 22, 2022, and amended in January 2023, April 2023 and August 2023; (ii) warrants to purchase up to 16,138 shares of common stock, issued on July 20, 2022 and amended in April 2023 and August 2023; (iii) warrants to purchase up to 82,668 shares of common stock, issued on April 10, 2023 and August 2023; and (iv) warrants to purchase up to 242,915 shares of common stock underlying the August Common Warrants (collectively, the “Existing Common Warrants”). Pursuant to the Warrant Amendment Agreement, the Existing Common Warrants were amended (the “December 2023 Warrant Amendment”) to not be exercisable until the Company obtained stockholder approval for the issuance of up to 477,058 shares of common stock upon exercise of the Existing Common Warrants (the “Existing Common Warrant Shares”), which stockholder approval was received on February 16, 2024. Pursuant to the December 2023 Warrant Agreement, the Existing Common Warrants were amended to have an exercise price of $3.23 per share, and to expire on the fifth anniversary of the date that the stockholders of the Company approved the issuance of shares of common stock upon exercise of such Existing Common Warrants, which stockholder approval date, which was February 16, 2024.

The warrants and the warrant shares have not been registered under the Securities Act, and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On February 21, 2024, February 28, 2024, March 6, 2024 and March 7, 2024, the holder of pre-funded warrants to purchase shares of common stock of the Company at an exercise price of $0.0019 per share, exercised warrants to purchase 58,520, 64,684, 72,000 and 62,000 shares of common stock, respectively, for $111.19, $122.90, $136.80 and $117.80 of cash, respectively, and was issued 58,520, 64,684, 72,000 and 62,000 shares of common stock upon exercise thereof, respectively. The exercise of the warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 12, 2024, a holder of Class K Special Voting Shares converted such shares into 14 shares of common stock of the Company in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act. As a result of such conversion, there are no longer any Class K Special Voting Shares.

On September 30, 2024, we closed the transactions contemplated by that certain September 29, 2024, Asset Purchase Agreement (the “Purchase Agreement”) with Elray Resources, Inc. (“Elray”), pursuant to which we acquired certain source code and intellectual property relating to an online blockchain casino in consideration for 1,000,000 shares of newly designated Series B Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase 3,000,000 shares of common stock of the Company (the “Warrants”). The offer and sale of the Preferred Stock and the Warrants were intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing offer, sales and issuances did not involve a public offering, the recipient confirmed that it was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

On October 16, 2024, we entered into a warrant inducement agreement (the “Inducement Agreement”) with the Purchaser, the holder of warrants to purchase 950,069 shares of common stock of the Company (the “Exercised Warrants”), pursuant to which the Purchaser agreed to exercise for cash the Exercised Warrants at an exercise price of $3.48 per share ($0.25 greater than the $3.23 per share exercise price of such Exercised Warrants) during the period from the date of the Inducement Agreement until 1:15 p.m., Eastern Time, on October 16, 2024. On October 16 and 17, 2024, the Exercised Warrants were exercised in full for cash by the Purchaser and the Company received $3,306,240 before deducting financial advisory fees and other expenses payable by us.

In consideration of the Purchaser’s agreement to exercise the Exercised Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered Warrants to Purchase Shares of Common Stock (the “Inducement Warrants”) to purchase a number of shares of common stock equal to 200% of the number of shares of common stock issued upon exercise of the Exercised Warrants, i.e., warrants to purchase up to 1,900,138 shares of common stock (the “New Warrant Shares”). The Inducement Warrants were immediately exercisable and have a term of exercise of five years with an exercise price of $1.50 per share.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a Financial Advisory Agreement between the Company and A.G.P., paid A.G.P. a financial advisory fee of $232,000, an alternative transaction fee of $100,000. In addition, we reimbursed A.G.P. for its accountable legal expenses in connection with the exercise of the Exercised Warrants and the issuance of the Inducement Warrants of $65,000 and $10,000 non-accountable expenses. In addition, we paid A.G.P. $29,923, half of the financial advisory fees due in connection with a December 2023 warrant inducement. As of the date of this registration statement, a total of $436,923 related to the aforementioned transaction has been paid to A.G.P and there is no balance outstanding.

The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act for the issuance of the Inducement Warrants since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an accredited investor. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

On December 27, 2024, the Company entered into a Securities Purchase Agreement with certain accredited investors. Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 1,200,000 shares of the Company’s common stock and, in a concurrent private placement, warrants to purchase up to 1,200,000 shares of common stock. The combined purchase price per share and purchase warrant was $2.41.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of December 27, 2024, between the Company and Maxim Group LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s sole placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the shares and warrants and to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $50,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The registered direct offering and the concurrent private placement offering closed on or about December 30, 2024.

The warrants were being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 16. Exhibits.

No.	Description
1.1	Placement Agent Agreement, dated April 5, 2023, between 180 Life Sciences Corp. and A.G.P./Alliance Global Partners (filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on April 10, 2023 and incorporated by reference herein)
1.2	Placement Agency Agreement, dated August 9, 2023, by and between 180 Life Sciences Corp. and A.G.P./Alliance Global Partners. (filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on August 15, 2023 and incorporated by reference herein)
1.3	Placement Agency Agreement by and between the Company and Maxim Group LLC, dated December 27, 2024 (filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on December 30, 2024 and incorporated by reference herein)
2.1£	Asset Purchase Agreement dated September 29, 2024, by and among Elray Resources, Inc., as seller and 180 Life Sciences Corp., as purchaser (filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024 and incorporated by reference herein)
3.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 12, 2020 and incorporated by reference herein).
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 15, 2022 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 16, 2022 and incorporated by reference herein)
3.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on February 26, 2024 (Filed as Exhibit 3.1 To the Current Report on Form 8-K filed by the registrant on February 28, 2024, and incorporated by reference herein)
3.4	Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024 and incorporated by reference herein)
3.5	Second Amended and Restated Bylaws of 180 Life Sciences Corp., effective as of September 4, 2023 (filed as10.39# Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 7, 2023 and incorporated by reference herein)
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.2 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 and incorporated herein by reference)
4.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (filed as Exhibit 4.6 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 31, 2023 and incorporated herein by reference)
4.3	Form of July Common Warrant (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on July 19, 2022 and incorporated by reference herein).
4.4	Form of December Common Warrant (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on December 22, 2022 and incorporated by reference herein).
4.5	Amendment No. 1 to the December 2022 Common Warrants, dated January 12, 2023, by and between 180 Life Sciences Corp. and the holder thereof (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on January 12, 2023 and incorporated by reference herein).
4.6	Amendment No. 1 to the Warrants, dated April 5, 2023, by and between 180 Life Sciences Corp. and the holder thereof (filed as Exhibit 10.11 to the registrant’s Quarterly Report on Form 10-Q filed on May 15, 2023 and incorporated by reference herein)
4.7	Form of April Common Warrant (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on April 10, 2023 and incorporated by reference herein)
4.8	Warrant Agent Agreement for Pre-Funded Warrants and Common Warrants, dated August 14, 2023, by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company. (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on August 15, 2023 and incorporated by reference herein)
4.9	Warrant Amendment Agreement, dated August 9, 2023, by and between the Company and Armistice Capital Master Fund Ltd. (filed as Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed on August 15, 2023 and incorporated by reference herein)
4.10	Form of Warrant Agent Agreement for December 2023 Pre-Funded Warrants and Common Warrants (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on November 29, 2023 and incorporated by reference herein)

4.11	Form of December 2023 Pre-Funded Warrant (included as Annex A to Exhibit 4.11) (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on November 29, 2023 and incorporated by reference herein)
4.12	Form of December 2023 Common Warrant (included as Annex B to Exhibit 4.11) (filed as Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on November 29, 2023 and incorporated by reference herein)
4.13	Warrant Amendment Agreement, dated November 28, 2023, by and between the Company and the Purchaser (filed as Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed on November 29, 2023 and incorporated by reference herein)
4.14	Common Stock Purchase Warrant to purchase 3,000,000 shares of common stock dated September 30, 2024, granted by 180 Life Sciences Corp. to Elray Resources, Inc. (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024 and incorporated by reference herein)
4.15	Form of Warrant to Purchase 1,900,138 Shares of Common Stock Dated October 17, 2024 (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 16, 2024 and incorporated by reference herein)
4.16	Form of Common Stock Purchase Warrant (December 2024 Offering) (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on December 30, 2024 and incorporated by reference herein)
5.1*	Opinion of The Loev Law Firm, PC
10.1	Registration Rights Agreement among the registrant and certain securityholders (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on June 7, 2017 and incorporated by reference herein)
10.2	Form of Indemnity Agreement (filed as Exhibit 10.8 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 and incorporated by reference herein)
10.3	Form of Guarantee and Commitment Agreement (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 26, 2019 and incorporated herein by reference)
10.4#	180 Life Sciences Corp. 2020 Omnibus Incentive Plan (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 12, 2020 and incorporated by reference herein)
10.5#	Form of Stock Option Agreement (Independent Directors August 2021 Grants) (filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 filed on August 16, 2021 and incorporated herein by reference)
10.6#	Form of Stock Option Agreement 180 Life Sciences Corp. 2020 Omnibus Incentive Plan (filed as Exhibit 4.2 to the registrant’s Form S-8 filed on September 30, 2021 and incorporated by reference herein)
10.7#	Form of Restricted Stock Grant Agreement and Stock Option Agreement 180 Life Sciences Corp. 2020 Omnibus Incentive Plan (filed as Exhibit 4.3 to the registrant’s Form S-8 filed on September 30, 2021 and incorporated by reference herein)
10.8	Promissory Note, dated March 15, 2019 issued to KBL IV Sponsor LLC (filed as Exhibit 10.13 to the registrant’s Registration Statement Form S-4 filed on November 12, 2019 and incorporated by reference herein)
10.9	Registration Rights Agreement, dated June 12, 2020, by and among the Company and the parties signatory thereto (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)
10.10	Registration Rights Agreement, dated September 8, 2020, by and among the Company and the parties signatory thereto (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 14, 2020 and incorporated herein by reference)
10.11	Amended and Restated Promissory Note, dated September 8, 2020, issued to KBL IV Sponsor LLC (filed as Exhibit 10.24 to the registrant’s Registration Statement on Form S-1 filed on October 19, 2020 and incorporated by reference herein)
10.12	Amendment Agreement dated November 25, 2020 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 27, 2020 and incorporated herein by reference)
10.13	Registration Rights Agreement dated as of February 23, 2021 by and between 180 Life Sciences Corp. and the purchasers signatory thereto (filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on February 24, 2021 and incorporated herein by reference)
10.14#	Consultancy Agreement dated February 22, 2021, by and between 180 Life Sciences Corp. and Prof. Jagdeep Nanchahal (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 3, 2021 and incorporated herein by reference)

10.15#	Ozan Pamir — Stock Option Agreement effective February 26, 2021 (filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on March 3, 2021 and incorporated herein by reference)
10.16#	First Amendment to Consultancy Agreement dated March 31, 2021, by and between 180 Life Sciences Corp. and Prof. Jagdeep Nanchahal (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on April 2, 2021 and incorporated herein by reference).
10.17	Registration Rights Agreement dated as of August 23, 2021 by and between 180 Life Sciences Corp. and the purchasers signatory thereto (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on August 24, 2021 and incorporated herein by reference).
10.18#	Consulting Agreement dated November 17, 2021, by and between 180 Life Sciences Corp. and Lawrence Steinman, M.D. (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 18, 2021 and incorporated by reference herein).
10.19#	First Amendment to Consulting Agreement dated April 27, 2022, between 180 Life Sciences Corp. and Lawrence Steinman, M.D. (filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on April 28, 2022 and incorporated by reference herein).
10.20#	Second Amendment to Consulting Agreement dated April 27, 2022, between Cannbiorex Pharma Ltd. and Prof. Jagdeep Nanchahal (filed as Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on April 28, 2022 and incorporated by reference herein).
10.21#	Second Amendment to Consulting Agreement dated May 26, 2022 and effective as of June 1, 2022, between 180 Life Sciences Corp. and Lawrence Steinman, M.D (filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on May 26, 2022 and incorporated by reference herein).
10.22#	180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 14, 2022 and incorporated by reference herein).
10.23£	Securities Purchase Agreement dated July 17, 2022, by and between 180 Life Sciences Corp. and the Purchaser (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 19, 2022 and incorporated by reference herein).
10.24	Warrant Agent Agreement for the July 2022 Common Warrants, dated July 29, 2022, by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company (filed as Exhibit 10.43 to the registrant’s Registration Statement on Form S-1 filed on May 5, 2023 and incorporated by reference herein).
10.25£	Securities Purchase Agreement dated December 20, 2022, by and between 180 Life Sciences Corp. and the Purchaser (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 22, 2022 and incorporated by reference herein).
10.26	Warrant Agent Agreement for the December 2022 Common Warrants, dated December 22, 2022, by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on December 22, 2022 and incorporated by reference herein).
10.27#	Third Amendment to Consulting Agreement dated December 28, 2022, between 180 Life Sciences Corp., Cannbiorex Pharma Ltd. and Prof. Jagdeep Nanchahal (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 29, 2022 and incorporated by reference herein).
10.28#	Amendment to the Warrant Agent Agreement, dated January 13, 2023, by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on January 18, 2023 and incorporated by reference herein).
10.29£	Securities Purchase Agreement dated April 10, 2023, by and between 180 Life Sciences Corp. and the Purchaser (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 10, 2023 and incorporated by reference herein).
10.30#	First Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 10, 2023 and incorporated by reference herein).
10.31£	Securities Purchase Agreement dated August 9, 2023, by and between 180 Life Sciences Corp. and the Institutional Investor. (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 15, 2023 and incorporated by reference herein).

10.32#	Form of Stock Option Agreement (First Amended and Restated 2022 Omnibus Incentive Plan) (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 7, 2023 and incorporated by reference herein).
10.33£	Amendment No. 1 to the Securities Purchase Agreement, dated November 28, 2023, by and between 180 Life Sciences Corp. and the Purchaser (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 29, 2023 and incorporated by reference herein).
10.34#	Third Amendment to Consulting Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and Lawrence Steinman, M.D. (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on January 17, 2024 and incorporated by reference herein).
10.35#	Offer Letter between 180 Life Science Corp. and Blair Jordan (director) dated February 24, 2024 and effective February 28, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 29, 2024 and incorporated by reference herein).
10.36#	Offer Letter between 180 Life Science Corp. and Omar Jimenez (director) dated March 4, 2024 and effective March 7, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 11, 2024 and incorporated by reference herein).
10.37#	Offer Letter between 180 Life Science Corp. and Ryan L. Smith (director) dated March 5, 2024 and effective March 7, 2024 (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 11, 2024 and incorporated by reference herein).
10.38#	Second Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on February 16, 2024, and incorporated herein by reference)
10.39#	Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. Jonathan Rothbard (filed as Exhibit 10.3 to the Current Report on Form 8-K filed on May 9, 2024, and incorporated herein by reference)
10.40#	Fourth Amendment to Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. Lawrence Steinman (filed as Exhibit 10.4 to the Current Report on Form 8-K filed on May 9, 2024, and incorporated herein by reference)
10.41#	Executive Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp., Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc. (filed as Exhibit 10.5 to the Current Report on Form 8-K filed on May 9, 2024, and incorporated herein by reference)
10.42	Separation and Release Agreement dated September 5, 2024 and First Amendment to Separation and Release Agreement dated September 5, 2024, by and between Cannbiorex Pharma Ltd., 180 Life Sciences Corp. and Sir Marc Feldmann (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 9, 2024, and incorporated herein by reference)
10.43	Indemnity Agreement dated September 3, 2024 and effective September 5, 2024, between 180 Life Sciences Corp. and Sir Marc Feldmann (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on September 9, 2024, and incorporated herein by reference)
10.44	Form of Warrant Inducement Agreement, by and between the Company and Holder dated October 16, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 16, 2024 and incorporated by reference herein)
10.45	Financial Advisory Agreement, dated as of October 16, 2024, between A.G.P./Alliance Global Partners and the Company (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on October 16, 2024 and incorporated by reference herein)
10.46+	Offer Letter between 180 Life Science Corp. and Jay Goodman (director) dated October 25, 2024 and effective October 24, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2024 and incorporated herein by reference).
10.47+	Offer Letter between 180 Life Science Corp. and Stephen H. Shoemaker (director) dated December 2, 2024 and effective December 3, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 4, 2024 and incorporated herein by reference).
10.48	Form of Securities Purchase Agreement dated December 27, 2024 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 30, 2024 and incorporated by reference herein)
10.49#	Third Amendment to 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 31, 2024 and incorporated by reference herein)
10.50#	Third Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on December 31, 2024 and incorporated by reference herein)
21.1	List of Subsidiaries (filed as Exhibit 21.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 31, 2023 and incorporated herein by reference).
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

#	Management contract or compensatory plans or arrangements.

£	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Vancouver, British Columbia, Canada, on January 27, 2025.

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
Name:	Blair Jordan
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Blair Jordan as their true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable 180 Life Sciences Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Blair Jordan	Interim Chief Executive Officer and Director	January 27, 2025
Blair Jordan	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Lawrence Steinman	Director	January 27, 2025
Lawrence Steinman

/s/ Ryan Smith	Director	January 27, 2025
Ryan Smith

/s/ Jay Goodman	Director	January 27, 2025
Jay Goodman

/s/ Stephen Shoemaker	Director	January 27, 2025
Stephen Shoemaker